                                Exhibit 10 (uuu)

After recording, please return to:
                                         Cadwalader, Wickersham & Taft
                                         100 Maiden Lane
                                         New York, NY 10038
                                         Attn:  John Busillo, Esq.



                    LEASEHOLD MORTGAGE, SECURITY AGREEMENT
                        AND FIXTURE FINANCING STATEMENT

          This LEASEHOLD MORTGAGE, SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT (this "Mortgage") is made as of the 30th day of July, 1997, by COPLEY PLACE ASSOCIATES, LLC, a Delaware limited liability company having its principal place of business c/o Overseas Partners Capital Corp., 115 Perimeter Center Place, Suite 940, Atlanta, Georgia 30346 (together with its successors and permitted assigns and any subsequent owner of the Property (as hereinafter defined), "Copley") and URBAN INVESTMENT AND DEVELOPMENT CO., an Illinois partnership, having its principal place of business at 900 North Michigan Avenue, Chicago, Illinois 60611 ("UIDC") (UIDC and Copley being sometimes herein referred to collectively as "Mortgagor") in favor of METROPOLITAN LIFE INSURANCE COMPANY as agent for the Holders as defined in the Notes, hereinafter defined) of the Notes, a New York corporation, having its principal place of business at One Madison Avenue, New York, New York 10010 ("Mortgagee").

                                  WITNESSETH:

          WHEREAS, this Mortgage secures: (1) the full and punctual payment of the indebtedness evidenced by (a) that certain Class A Promissory Note (the "Class A Note") of even date with this Mortgage, final payment of which is due on the first day of August, 2007 (the "Maturity Date"), made by Mortgagor to the order of Metropolitan Life Insurance Company in the principal face amount of NINETY SEVEN MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($97,500,000.00) and (b) that certain Class B Promissory Note (the "Class B Note") of even date with this Mortgage, the final payment of which is due on the Maturity Date, made by Mortgagor to the order of Metropolitan Life Insurance Company in the principal face amount of NINETY SEVEN MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($97,500,000.00) (the Class A Note and the Class B Note being referred to herein collectively as the "Notes") with interest thereon at the rates therein provided, together with any and all renewals, modifications, consolidations and extensions of the indebtedness evidenced by the Notes, any and all additional advances made by Mortgagee to protect or preserve the Property (as hereinafter defined), any and all future advances as may be made by Mortgagee, and any other amounts required to be paid by Mortgagor, under any of the Loan Documents (as hereinafter defined), such indebtedness, advances and amounts being hereinafter collectively referred to as the "Secured Indebtedness"; and (2) the full performance by Mortgagor of all of the provisions, agreements, covenants and obligations contained herein or in any of the other Loan Documents other than the Unsecured

Indemnity Agreement of event date herewith executed by Copley in favor of Mortgagee (the "Indemnity Agreement") and the Guaranty (as hereinafter defined). The Notes, this Mortgage and any and all other documents, agreements and certificates evidencing, securing or relating to the Secured Indebtedness (including, without limitation, the Guaranty and the Indemnity Agreement) and all renewals, modifications, consolidations and extensions of such documents are hereinafter collectively referred to as the "Loan Documents."

          NOW, THEREFORE, IN CONSIDERATION of the sum of ONE HUNDRED DOLLARS ($100.00), in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the Secured Indebtedness and other obligations of Mortgagor set forth in this Mortgage and in the other Loan Documents, Mortgagor does hereby bargain, sell, mortgage, transfer, grant, convey, assign and warrant to Mortgagee, its successors and assigns, WITH MORTGAGE COVENANTS, all of Mortgagor's right, title, interest and estate in and to the following property, rights, interests and estates (collectively, the "Ground Lease Interests"):

          (a) The Master Lease (hereinafter defined), and all of UIDC's right, title, interest, privileges and options created by and under that certain Amended and Restated Lease described in Exhibit "A-1" attached hereto and made apart hereof (the "Master Lease"), pertaining to certain real property located in Boston, Suffolk County, Massachusetts (the "State") as more particularly described in Exhibit "B-1" attached hereto and made a part hereof, (the "Central Area Property"), and the leasehold estate created thereby.

          (b) The Central Area Sublease (hereinafter defined), and all of Copley's right, title, interest, privileges and options created by and under that certain Sublease described in Exhibit "A-2"attached hereto and made apart hereof (the "Central Area Sublease") pertaining to the Central Area Property, and the leasehold estate created thereby.

          (c) The Dartmouth Street Garage Lease (hereinafter defined), and all of Copley's right, title, interest, privileges and options created by and under that certain Lease described in Exhibit A-3 attached hereto and made apart hereof (the "Dartmouth Street Garage Lease"), pertaining to certain real property located in Boston, Suffolk County, Massachusetts as more particularly described in Exhibit "B-2" attached hereto and made a part thereof (the "Dartmouth Street Property"); and the leasehold estate created thereby:

          (d) The Marriott Garage Sublease (hereinafter defined), and all of Copley's right, title, interest, privileges and options created by and under that certain Sublease Agreement for Garage Faculties described in Exhibit "A-4"attached hereto and made apart hereof (the "Marriott Garage Sublease"), pertaining to certain real property located in Boston, Suffolk County, Massachusetts as more particularly described in Exhibit "B-3" attached hereto and made a part hereof, (the "Marriott Parking Garage Property"), and the leasehold estate created thereby.

   The Master Lease, the Central Area Sublease, the Dartmouth Street Garage Lease and the Marriott Garage Sublease are hereinafter referred to individually as a "Ground Lease" and collectively as the "Ground Leases". If any Mortgagor shall acquire the fee title or any other estate, right, title or interest in any property demised by any of the Ground Leases, or any part thereof, the lien of this Mortgage shall attach to, cover and be a lien upon such estate, right, title or interest, and such Mortgagor will promptly execute and deliver to Mortgagee any documentation reasonably requested by Mortgagee confirming the foregoing.

Together with the following property, rights, interests and estates hereinafter described (all such Ground Lease Interests and all of the following being collectively referred to herein as the "Property"):

          (1) all right, title, interest and estate of Mortgagor, in and to all air rights, easements, rights-of-way, gaps, strips and gores of land, streets, ways, alleys, sewers, sewer rights, waters, water courses, water rights, privileges, licenses, tenements, hereditaments and appurtenances whatsoever, in any way appertaining to said real property, whether now owned or hereafter acquired by Mortgagor, and the reversion(s), remainder(s), possession(s), claims and demands of Mortgagor in and to the same, and the rights of Mortgagor in and to the benefits of any conditions, covenants and restrictions now or hereafter affecting said real property (collectively, with the real property described in Exhibits "B-1", "B-2" and "B-3", the "Land");

          (2) all estate, right, title and interest that Mortgagor now has or may hereafter acquire in: all things now or hereafter affixed to the Land, including all buildings, structures and improvements of every kind and description now or hereafter erected or placed thereon, any fixtures and any and all machinery, motors, elevators, boilers, equipment (including, without limitation, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or refrigeration or for ventilating or air conditioning purposes or for sanitary or drainage purposes or for the removal of dust, refuse or garbage), partitions, appliances, furniture, furnishings, building service equipment, building materials, supplies, ranges, refrigerators, cabinets, laundry equipment, kitchen and restaurant equipment, computers and related nonproprietary software, telephone, cellular and cable equipment and facilities, radios, televisions, awnings, window shades, venetian blinds, drapes and drapery rods and brackets, screens, carpeting and other floor coverings, lobby furnishings, games and recreational equipment, incinerators and other property of every kind and description now or hereafter placed, attached, fixed or installed in such buildings, structures, or improvements and all replacements, repairs, additions, accessions or substitutions or proceeds thereto or therefor; all of such things whether now or hereafter placed thereon being hereby declared to be real property and hereinafter collectively referred to as the "Improvements";

          (3) all rights, title and interest of Mortgagor in and to all leases, subleases, licenses and other agreements affecting the use and occupancy of any part of the Land or Improvements, any equipment leases or the like pertaining to the Land or Improvements, and all income, rents, royalties, revenue, issues, profits, proceeds and other benefits from any and all of the Land and/or Improvements, including, without limitation, all fees, charges, accounts or other payments for the use or occupancy of any public facilities which are part of the Improvements, subject, however, to the right, power and authority hereinafter expressly conferred upon Mortgagee or reserved to Mortgagor to collect and apply such income, rents, royalties, revenue, issues, profits, proceeds and other benefits;

          (4) all rights, title and interest of Mortgagor in and to all deposits made with respect to the Land and/or Improvements, including, but not limited to, any security given to utility companies by Mortgagor, and all advance payments of insurance premiums made by Mortgagor with respect thereto and all claims or demands relating to such deposits, other security and/or such insurance;

          (5) all damages, royalties and revenue of every kind, nature and description whatsoever that Mortgagor may be entitled to receive, either before or after any Event of Default (as hereinafter defined), from any person or entity owning or having or hereafter acquiring a right to the oil, gas or mineral rights and reservations of the Land, with the right in Mortgagee to receive and apply the same to the Secured Indebtedness;

          (6) all rights, title and interest of Mortgagor in and to all proceeds and claims arising on account of any damage to, or Condemnation (as hereinafter defined) of, the Land and/or Improvements or any part thereof, and all causes of action and recoveries for any loss or diminution in the value of the Land and/or Improvements;

          (7) all rights, title and interest of Mortgagor in and to all licenses (including, but not limited to, any operating licenses, liquor licenses, food service business, cabaret licenses, entertainment licenses or similar licenses), contracts, management contracts or agreements, guaranties, warranties, franchise agreements, permits, authorities or certificates required or relating to the ownership, use, operation or maintenance of the Land and/or Improvements and all other permits necessary or appropriate for the Improvements to be operated as a first-class, upscale, mixed use office/retail complex;

          (8) all rights, title and interest of Mortgagor in and to all names under or by which the Land and/or Improvements may at any time be operated or known, and all rights to carry on business under any such names or any variant thereof, and all trademarks, trade names, patents pending and goodwill relating to the Land and/or Improvements;

          (9) all water rights appurtenant to the Land and Improvements together with all pumping plants, pipes, flumes and ditches, all rights to the use of water, all rights in ditches for irrigation, all water stock, shares of stock or other evidence of ownership of any part of the Land or Improvements that is owned by Mortgagor in common with others and all documents of membership in any owners' or members' association or similar group having responsibility for managing or operating any part of the Land and/or Improvements;

          (10) to the extent assignable, all rights, title and interest of Mortgagor in and to all plans and specifications prepared for construction of the Improvements and all studies, data and drawings related thereto; and, all contracts and agreements of Mortgagor relating to the aforesaid plans and specifications or to the aforesaid studies, data and drawings, or to the construction of the Improvements;

          (11) all rights, title and interest of Mortgagor in and to all furnishings, inventories, equipment, goods, accounts, general intangibles, documents, instruments and chattel paper, including without limitation, all accounts. additional revenue, proceeds of sales, or income of any kind derived from the Land and/or the Improvements, whether cash or credit, derived directly or indirectly from any source including, without limitation: fees, charges, accounts or other payments for the use or occupancy of any public facilities which are part of the Improvements; food and beverage sales; sales from gift or other shops managed directly by Mortgagor or any agent of Mortgagor; telephone usage; net vending income (gross vending revenue reduced by the amount payable to equipment vendors for the use thereof); commissions; the rental of space in the Real Property and the Improvements to third parties; rentals of cars, bicycles, and other items; all net revenue received from any third party concessionaires operating any concession under any agreement with Mortgagor or its agents, and from other persons occupying space at the Real Property and the Improvements and/or rendering services to occupants at the Real Property and the Improvements; any form of incentive payments or awards from any source whatsoever which are attributable to the operation of the Real Property and the Improvements; and payments received by Mortgagor pursuant to business interruption insurance;

          (12) all the estate, right, title and interest of Mortgagor, now owned or hereafter acquired, with respect to any parking facilities located other than on the Land and used or intended to be used in connection with the operation, ownership or use of the land or Improvements, any and all replacements and substitutions for the same, and any other parking rights, easements, leases, covenants and other interests in parking facilities acquired by Mortgagor for the use of tenants or occupants of the Improvements;

          (13) as a secured party, a security interest in Mortgagor's interest in any portion of the above-described property which may be construed to be personal property and in all other personal property of every kind and description, whether now existing or hereafter acquired, now or at any time hereafter attached to, erected upon, situated in or upon, forming a part of, appurtenant, to, used or useful in the construction or operation of or in connection with, or arising from the use or enjoyment of all or any portion of, or from any lease or agreement pertaining to, the Land or the Improvements;

          (14) all estates, rights and interests of Mortgagor in and to the Management Agreements (as defined in Section 3.13 hereof) and all of the payments paid or owing to Mortgagor by the Management Companies (as defined in Section 3.13 hereof) pursuant to the terms of the Management Agreements;

          (15) all substitutions and replacements of, and accessions and additions to, any of the foregoing; and

          (16) all cash and non-cash proceeds of any of the foregoing, including, without limitation, proceeds of any voluntary or involuntary disposition or claim respecting any of the foregoing (pursuant to judgment, condemnation award or otherwise) and all goods, documents, general intangibles, chattel paper and accounts, wherever located, acquired with cash proceeds of any of the foregoing or proceeds thereof.

          All property referred to in the foregoing granting clause which, by its nature, is personal property is sometimes hereinafter collectively referred to as "Personal Property." All other property so referred to is hereinafter sometimes collectively referred to as "Real Property."

          TO HAVE AND TO HOLD the Property, for the benefit of Mortgagee, its successors and assigns, subject, however, to the terms, covenants and conditions contained herein.

          PROVIDED, HOWEVER, if Mortgagor shall pay or cause to be paid to Mortgagee in full the Secured Indebtedness, at the times and in the manner stipulated in the Loan Documents, and shall keep, perform and observe all and singular the covenants and promises of Mortgagor in the Loan Documents, then this Mortgage and all the properties, interests and rights hereby granted, encumbered, transferred or assigned shall be released by Mortgagee in accordance with the laws of the State.

          MORTGAGOR HEREBY COVENANTS AND AGREES FOR THE BENEFIT OF MORTGAGEE AS
FOLLOWS:

          ARTICLE I - COVENANTS

          1.01 PERFORMANCE BY MORTGAGOR. Mortgagor shall pay the Secured Indebtedness to Mortgagee and shall keep and perform each and every other obligation, covenant and agreement of the Loan Documents (subject to applicable notice and grace provisions, if any, in the Loan Documents).

          1.02 WARRANTY OF TITLE. Each Mortgagor warrants that it owns its respective tenant's interests in the Ground Leases as set forth in Exhibits A-1, A-2, A-3 and A-4, and that it has good right and is lawfully authorized to transfer all of its right, title and interest in, and to encumber the Property, subject only to those matters set forth in Exhibit "C" attached hereto and made a part hereof (the "Permitted Exceptions"). Mortgagor further covenants to warrant and forever defend all and singular the Property unto Mortgagee forever from and against all persons whomsoever claiming the same or any part thereof.

          1.03 TAXES, LIENS AND OTHER CHARGES. Unless sums sufficient to pay the same shall have been fully paid to Mortgagee as provided in Section 1.06 hereof, Mortgagor shall pay or cause to be paid all real estate and other taxes, assessments, water and sewer charges, vault and other license or permit fees, levies, fines, penalties, interest, impositions, and other similar claims, general and special, public and private, of any kind whatsoever which may be assessed, levied, confirmed, imposed upon or arise out of or become due and payable out of, or become a lien on or against the Property or any part thereof (all of the foregoing, together with utility and refuse removal charges, being hereinafter collectively referred to as the "Imposition(s)") not later than thirty (30) days before the dates on which such Impositions would become delinquent. Not later than the date when any Impositions would become delinquent, Mortgagor shall produce to Mortgagee evidence reasonably satisfactory to Mortgagee evidencing the payment thereof in full. If Mortgagor shall in good faith, and by proper legal action, contest any Impositions, and shall have deposited cash with Mortgagee (or as Mortgagee may direct) as a reserve for the payment thereof plus all fines, interest, penalties and costs which may become due pending the determination of such contest, in such amount as Mortgagee may require, then Mortgagor shall not be required to pay the same during the maintenance of said deposit and as long as such contest operates to prevent enforcement or collection of such Impositions against, or the sale or forfeiture of, the Property for non-payment thereof, and is prosecuted with due diligence and continuity, and shall not have been terminated or discontinued adversely to Mortgagor. Upon termination of any such proceeding or contest, Mortgagor shall pay the amount of such Impositions or part thereof as finally determined in such proceeding or contest. However, if monies have been deposited with Mortgagee pursuant to this Section 1.03, said funds shall be applied toward such payment and the excess, if any, shall be returned to Mortgagor.

          1.04 FURTHER TAXES. In the event of the passage, after the date of this Mortgage, of any law deducting from the value of the Property, for the purposes of taxation, any lien thereon or security interest therein, or changing in any way the laws now in force for the taxation of mortgages, deeds of trust and/or security agreements or debts secured by mortgages, deeds of trust and/or security agreements, or the manner of the collection of any such taxes, which has the effect of imposing payment of the whole or any portion of any taxes, assessments or other similar charges against the Property upon Mortgagee, the Secured Indebtedness shall become due and payable at the option of Mortgagee upon ninety (90) days written notice to Mortgagor; provided, however, that such election by Mortgagee shall be ineffective if prior to the elapse of such 90-day period: (1) Mortgagor is permitted by law (including, without limitation, applicable interest rate laws) to, and actually does, pay such tax or the increased portion thereof (in addition to continuing to pay the Secured Indebtedness as and when due and payable); and (2) Mortgagor agrees with Mortgagee in writing to pay, or reimburse Mortgagee for the payment of, any such tax or increased portion thereof when thereafter levied or assessed against the Property or any portion thereof. Any money paid by Mortgagee under this Section
1.04 shall be reimbursed to Mortgagee in accordance with Section 3.10 hereof.
If the Loan is accelerated pursuant to this Section 1.04 Note Prepayment Fee shall be payable in connection therewith.

          1.05  INSURANCE.

          (a) Mortgagor, at its sole cost and expense, shall at all times, unless otherwise indicated, provide, maintain and keep in force:

                       (1) property insurance covering the Improvements and Personal Property against loss or damage from such causes of loss as are embraced by insurance policies of the type now known as "All Risks" or "Open Perils" property insurance on a replacement cost basis with an Agreed Value Endorsement waiving co-insurance and including contingent liability from operation of Building Laws, all in an amount not less than one hundred percent (100%) of the then full replacement cost of the Improvements (exclusive of the cost of excavations, foundations. underground utilities and footings below the lowest basement floor) and Personal Property, without deduction for physical depreciation thereof. Such insurance shall provide for no deductible in excess of $10,000, except for a $25,000 deductible for flood and earthquake. In addition, such property insurance shall include a Demolition and. Increased Cost of Construction Endorsement and a Replacement Cost Endorsement as well as such other insurance as Mortgagee may from time to time designate to cover other risks and hazards affecting the Property. If the Improvements or the use of the Property shall constitute non-conforming structures or uses, an "Ordinance or Law Coverage" endorsement shall be required. Full replacement cost shall be determined from time to time by an appraiser or contractor designated and paid by Mortgagor and reasonably approved by Mortgagee, or by an engineer or appraiser in the regular employ of the insurer;

                       (2) business income insurance insuring against loss of business or rental income of the Property, in an amount sufficient to prevent Mortgagor from becoming a co-insurer within the terms of the applicable policies, and sufficient to recover one year's "business income" for the Property. The current estimate of one year's "business income" for the Property is $45,,000,000. "Business income" as used herein is defined as the sum of (i) the total anticipated gross income from occupancy of the Property, (ii) the amount of all charges (such as, but not limited to, operating expenses, insurance premiums and taxes) which are the obligation of tenants or occupants to Mortgagor pursuant to leases or other occupancy agreements, except to the extent included in (i) above, (iii) the fair market rental value of any portion of the Property which is occupied by Mortgagor,, and (iv) any other amounts payable to Mortgagor or any affiliate of Mortgagor pursuant to leases or other occupancy agreements;

                       (3) flood insurance meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount equal to the lesser of the outstanding principal balance of the Notes, or the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended.

                       (4) boiler and machinery insurance insuring against loss or damage to the Property and to the major components of any central heating, air conditioning or other ventilation systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and/or such other similar machinery or equipment as may be now or hereafter installed in the Improvements, in an amount equal to 100% of the full replacement cost of all equipment installed at the Improvements. These policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of a covered accident or breakdown;

                       (5) upon the request of Mortgagee, builder's risk insurance insuring against loss of damage from such causes of loss as are embraced by insurance policies of the type now known as "Builder's Risks" property insurance (written on an "all risk" or "open perils" basis), including, without limitation, fire and extended coverage and collapse of the improvements coverage to agreed limits, all in form and substance acceptable to Mortgagee and (i) as to property then subject to Restoration (as defined in Section 1.07(b)) or any restoration accomplished in connection with a Condemnation, in an amount not less than the full replacement cost of such property and (ii) as to any additional improvements then being constructed, in an amount not less than the completed value on a nonreporting form, of the additional improvements then being constructed; provided, however, that such insurance in clauses (i) and (ii) above shall be required only during any period of Restoration or any restoration accomplished in connection with a Condemnation or any period of construction of any additional improvements;

                       (6) general liability insurance insuring against claims for personal injury (including, without limitation, bodily injury or death), property damage liability and such other loss or damage from such causes of loss as are embraced by insurance policies of the type now known as "Commercial General Liability" insurance. Such insurance coverage shall be issued and maintained on an "occurrence" basis with a combined single limit of not less than $25,000,000, such limit being subject to change by Mortgagee in writing by reason of changed economic conditions making this protection inadequate. Such provisions shall cover at least the following hazards: premises and operations, products and completed operations on an "if any" basis, independent contractors, blanket contractual liability for all written and oral contracts, and contractual liability covering the indemnities contained in this Mortgage and the other Loan Documents to the extent available;

                       (7) worker's compensation insurance, subject to the statutory limits of the State, and employer's liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease aggregate in respect of any award or operations on or about the Property, or in connection with the Property or its operations (if applicable); and

                       (8) such other insurance and in such amounts, as may, from time to time, be reasonably required by Mortgagee against other insurable hazards or risks, including, but not limited to, environmental impairment liability coverage, nuclear reaction or radioactive contamination coverage, vandalism, sinkhole and mine subsidence and/or earthquake coverage, which hazards or risks at the time are commonly insured against, and provided such insurance is generally available, for property similarly situated in the Boston, Massachusetts area and Mortgagee is customarily requiring such insurance for similar properties (unless different circumstances warrant different treatment of the Property), due regard being given to the height and type of building, its construction, use and occupancy.

                 (b) Except as herein expressly provided otherwise, all policies of insurance required under this Section 1.05 shall be issued by companies, and be in form, amount, and content and have an expiration date, approved by Mortgagee and as to the policies of insurance required under subparagraphs (1), (3) and (6) of Section 1.05(a), shall contain a Standard NonContributory Mortgagee Clause or Lender's Loss Payable Endorsement, or equivalents thereof, in form, scope and substance satisfactory to Mortgagee, in favor of Mortgagee and/or its successors and assigns, and as to policies of insurance required under subparagraphs (1), (2), (4), (5) and (6) of Section 1.05(a), shall provide that the proceeds thereof ("Insurance Proceeds") shall be payable to Mortgagee. Any Insurance Proceeds received by Mortgagee pursuant to Section 1.05(a)(2) shall be held and applied by Mortgagee toward payment of that portion of the Secured Indebtedness then due and payable, or which will become due and payable for the period for which such Insurance Proceeds are received by Mortgagee and the remainder, if any, shall be paid to Mortgagor. Except for claims of Five Hundred Thousand and 00/100 Dollars ($500,000.00) or less (which Mortgagor shall have the right to settle without involvement of Mortgagee), Mortgagor shall not settle, adjust or compromise any other claims for loss, damage or destruction to the Property, regardless of whether there are Insurance Proceeds available or whether any such proceeds are sufficient in amount to fully compensate for such loss or damage without the prior written consent of Mortgagee, which Mortgagee may withhold in its reasonable discretion. Mortgagee shall be furnished with the original or certified copy of each policy required hereunder together with certificates of insurance satisfactory to Mortgagee, which policy or certificate shall provide that it shall not be modified or canceled without ten (10) days' prior written notice to Mortgagee. At least thirty (30) days prior to expiration of any policy required hereunder, Mortgagor shall furnish Mortgagee appropriate proof of issuance of a policy continuing in force the insurance covered by the policy so expiring. Not later than thirty (30) days before the dates on which any insurance provisions would become delinquent, Mortgagor shall furnish Mortgagee receipts for the payment of premiums on such insurance policies or other evidence of such payment reasonably satisfactory to Mortgagee in the event that such premiums have not been paid to Mortgagee pursuant to
Section 1.06 hereof. In the event that Mortgagor does not deposit with Mortgagee a new policy of insurance (or certified copy thereof) with evidence of payment of premiums thereon at least two (2) business days prior to the expiration of any policy, then Mortgagee may, but shall not be obligated to, procure such insurance and pay the premiums therefor and any money paid by Mortgagee for such premiums shall be reimbursed to Mortgagee in accordance with
Section 3. 10 hereof.

                 (c) In the event of the foreclosure of this Mortgage or other transfer of the title to the Property in extinguishment, in whole or in part, of the Secured Indebtedness, all right, title and interest of Mortgagor in and to any insurance policy (to the extent assignable) or Premium (as hereinafter defined) or payments in satisfaction of claims or any other rights thereunder then in force, shall pass to the purchaser or grantee. Nothing contained herein shall prevent accrual of interest as provided in the Note on any portion of the Secured Indebtedness to which the Insurance Proceeds are to be applied until such time as the Insurance Proceeds are actually received by Mortgagee and applied by Mortgagee to reduce the Secured Indebtedness.

                 (d) All insurance companies issuing the insurance policies required herein must be authorized to do business in New York State and in the State and must be approved by Mortgagee in its reasonable discretion. Such insurance companies must have a general policy rating of A or better and a financial class of X or better by A.M. Best Company, Inc. and a claims paying ability of BBB or better according to Standard & Poor's (as hereinafter defined). If there are any "Securities" (as defined in Section 3.16) issued which have been assigned a rating by a Rating Agency (as defined in Section 3.16), the insurance company shall have a claims paying ability rating by such Rating Agency equal to or greater than the rating of the highest class of the Securities.

          1.06  ESCROW DEPOSITS.  Without limiting the effect of Sections 1.03,
 1.04 and 1.05 hereof, Mortgagor shall pay to Mortgagee monthly on the Payment Date (as defined in the Notes), an amount equal to 1/12th of what Mortgagee estimates is necessary to pay, on an annualized basis, all (1) Impositions and
 (2) premiums for the insurance policies required under Section 1.05(a) hereof ("Premiums") to enable Mortgagee to pay same at least thirty (30) days before the Impositions would become delinquent and the Premiums are due, and, on demand, from time to time shall pay to Mortgagee additional sums necessary to pay the Premiums and Impositions. No amounts so paid shall be deemed to be trust funds, but may be commingled with the general funds of Mortgagee, and no interest shall be payable thereon (unless such deposits are required by a Rating Agency in connection with a Securitization (as defined in Section 3.16) and no Event of Default has occurred, in which event interest shall be payable thereon at a rate equal to the short-term AAA rated money-market fund at the depository institution reasonably selected by Mortgagee. In the event that Mortgagor does not pay such sums for Premiums and Impositions, then Mortgagee may, but shall not be obligated to, pay such Premiums and Impositions and any money so paid by Mortgagee shall be reimbursed to Mortgagee in accordance with
 Section 3. 10 hereof. If an Event of Default occurs, Mortgagee shall have the right, at its election, to apply any amounts so held under this Section 1.06 against all or any part of the Secured Indebtedness, or in payment of the Premiums or Impositions for which the amounts were deposited. Mortgagor will furnish to Mortgagee bills for Impositions and Premiums thirty (30) days before Impositions become delinquent and such Premiums become due. Notwithstanding the foregoing, if, in connection with a Securitization, Mortgagee is notified that such escrow deposits are no longer required or if there ceases to be a Securitization, Mortgagee will not require such escrow deposits unless and until (i) an Event of Default occurs or (ii) with respect to Premiums, Mortgagor fails to furnish to Mortgagee, not later than two (2) business days before the dates on which any Premiums would become delinquent, receipts for the payment of such Premiums or appropriate proof of issuance of a new policy which continues in force the insurance coverage of the expiring policy.

          1.07  RESTORATION.

          (a) After the happening of any casualty to the Property, whether or not required to be insured against under the insurance policies to be provided by Mortgagor hereunder, Mortgagor shall give prompt written notice thereof to Mortgagee generally describing the nature and cause of such casualty and the extent of the damage to or destruction of the Property.

          (b) Mortgagor hereby assigns to Mortgagee all Insurance Proceeds which Mortgagor may be entitled to receive. In the event of any damage to or destruction of the Property, and provided (1) a Default (as defined in Exhibit "D" annexed hereto and made a part hereof) or an Event of Default does not currently exist, and (2) Mortgagee has determined that (i) its security has not been materially impaired, and (ii) the repair, restoration and rebuilding of any portion of the Property that has been partially damaged or destroyed can be accomplished within twelve (12) months from the date of such damage or destruction in full compliance with all Requirements for Restoration (as defined in Exhibit "E") to the same condition, character and general utility as nearly as possible to that existing prior to such damage or destruction and at least equal value as that existing prior to such damage or destruction (the "Restoration"), then Mortgagor shall commence and diligently pursue to completion the Restoration. Mortgagee shall hold and disburse the Insurance Proceeds less (x) the reasonable cost, if any, to Mortgagee of recovering such proceeds including, without limitation, attorneys' fees and expenses, adjusters' fees and fees incurred in Mortgagee's performance of its obligations hereunder, and (y) any insurance proceeds received by Mortgagee pursuant to Section 1.05(a)(2) (the "Net Insurance Proceeds") in the manner hereinafter provided, to the Restoration. In the event that the above conditions for Restoration have not been met, Mortgagee may, at its option. apply the Net Insurance Proceeds to the reduction of the Secured Indebtedness in such order as Mortgagee may determine and Mortgagee may declare the entire Secured Indebtedness immediately due and payable.

          (c) In the event the Net Insurance Proceeds are to be used for the Restoration, Mortgagor shall comply with Mortgagee's Requirements For Restoration as set forth in Exhibit "E" attached hereto and made a part hereof. Upon Mortgagee's receipt of a final certificate of occupancy or other evidence of approval of appropriate governmental authorities for the use and occupancy of the Improvements and other evidence requested by Mortgagee that the Restoration has been completed and the costs thereof have been paid in full, and satisfactory evidence that no mechanic's or similar liens for labor or material supplied in connection with the Restoration are outstanding against the Property and provided that an Event of Default does not currently exist, Mortgagee shall pay any remaining Restoration Funds (as defined in Exhibit "E") then held by Mortgagee to Mortgagor; provided, however, nothing contained herein shall prevent Mortgagee from applying at any time the whole or any part of the Restoration Funds to the curing of any Event of Default.

          (d) In the event that Mortgagee applies all or any portion of the Restoration Funds to repay the unpaid Secured Indebtedness as provided in this
Section 1.07, after payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Mortgagor.

          1.08 CONDEMNATION. Should the Property or any part thereof be taken by reason of any condemnation or similar eminent domain proceeding, or a grant or conveyance in lieu thereof ("Condemnation"), Mortgagee shall be entitled to all compensation, awards and other payments or relief therefor, and shall have the option (but not the obligation), upon written notice to Mortgagor, to commence, appear in and prosecute in its own name any action or proceeding or to make any compromise or settlement in connection with such Condemnation. In connection with the election of any such option by Mortgagee, Mortgagor hereby irrevocably constitutes and appoints Mortgagee as its attorney-in-fact upon an Event of Default, and such appointment is coupled with an interest, to commence, appear in and prosecute any action or proceeding or to make any compromise or settlement in connection with any such Condemnation. All such compensation, awards, damages, rights of action and proceeds (collectively, the "Condemnation Proceeds") are hereby assigned to Mortgagee, who shall, after deducting therefrom all its reasonable expenses, including attorneys' fees ("Condemnation Expenses"), apply the remaining Condemnation Proceeds to repair any damage to, and to restore the Improvements remaining on the portion of, the Property not taken (such repair and restoration to be performed by Mortgagor) in the manner provided in Section
1.07 with respect to disposition of Net Insurance Proceeds; provided, however, that at the time of application of the remaining Condemnation Proceeds: (1) there shall not exist any Default or Event of Default; (2) Mortgagor shall have paid to Mortgagee all sums in excess of available Condemnation Proceeds necessary to repair any damage to and restore the Improvements remaining on the portion of the Property not taken; and (3) Mortgagee shall have determined that its security is not impaired and that such repair and restoration can be accomplished within twelve (12) months from the date of taking. After restoration of the remaining Improvements, or in the event the conditions precedent for such restoration are not met, Mortgagee shall have the right, after deducting therefrom the Condemnation Expenses, to apply the balance of the Condemnation Proceeds to the Secured Indebtedness, in such manner and such order as Mortgagee in its sole discretion shall determine, without adjustment in the dollar amount of the installments due under the Note. Nothing contained herein shall prevent the accrual of interest as provided in the Note on any portion of the Secured Indebtedness to which the Condemnation Proceeds are to be applied until such Condemnation Proceeds are actually received by Mortgagee and so applied to reduce the Secured Indebtedness.

          1.09  CARE AND USE OF THE PROPERTY.

          (a) Mortgagor, at its sole cost and expense, shall keep the Property in good order, condition, and repair, and make all necessary repairs thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, and foreseen and unforeseen. Mortgagor shall abstain from, and not permit, the commission of waste in or about the Property and shall not remove or demolish, or alter in any substantial manner, the structure or character of any Improvements without the prior written consent of Mortgagee.

          (b) Mortgagor shall at all times comply with all present or future Requirements (as defined in Exhibit "D") affecting or relating or pertaining in any way to the Property and/or the use, operation and/or the maintenance thereof, and shall furnish Mortgagee, on request, proof of such compliance. Mortgagor shall not use or permit the use of the Property, or any part thereof, for any illegal purpose.

          (c) Mortgagee and Mortgagee's representatives and designees shall have the right, but not the duty, to enter the Property at reasonable times to inspect the same. Mortgagee shall not be liable to Mortgagor or any person in possession of the Property with respect to any matter arising out of such entry to the Property except for any matter resulting from Mortgagee's, or its agents' or designees', gross negligence or willful disregard of its obligations hereunder.

          (d) Mortgagor shall, from time to time, if and when required by Mortgagee (1) perform a site investigation of the Property to determine the existence and levels of Hazardous Substances (as defined in Exhibit "D") on the Property, (2) issue a report certifying the. results of such inspection to Mortgagee, and (3) take such remedial action as may be required to bring the Property into compliance with applicable law; provided, however, that unless any Event of Default shall have occurred or there are reasonable grounds to suspect environmental harm, Mortgagor shall not be required to undertake a site investigation. The foregoing proviso shall not, however, limit in any way Mortgagee's right to enter upon the Property at all reasonable times and upon reasonable prior notice to undertake site investigations of the Property at Mortgagee's expense.

          (e) Mortgagor shall use, or cause to be used, the Property continuously as and for a first class, upscale, mixed use, office/ retail complex. Mortgagor shall not use, or permit the use of, the Property for any other use without the prior written consent of Mortgagee. Mortgagor shall at no time file or record a Declaration of Condominium, Master Deed of Trust or any other similar document evidencing the imposition of a so-called "condominium regime" whether superior or subordinate to this Mortgage. Mortgagor shall at no time permit any part of the Property to be converted to, or operated as, a so-called "cooperative apartment house" (or on a like cooperative basis) whereby the tenants or occupants thereof participate in the ownership, management or control of any part of the Property, as tenants, stockholders or otherwise.

          (f) Mortgagor shall not initiate or acquiesce in a change in the zoning classification of and/or restrictive covenants affecting the Property or seek any variance under existing zoning ordinances applicable to the Property or use or permit the use of the Property in such a manner which would result in such use becoming a non-conforming use under applicable zoning ordinances or other applicable laws, ordinances, rules or regulations or subject the Property to restrictive covenants without Mortgagee's prior written consent, which consent will not be unreasonably withheld.

          1. 10 LEASES AND OTHER AGREEMENTS AFFECTING THE PROPERTY.

          (a) In order to further secure payment of the Secured-Indebtedness and the observance, performance and discharge of Mortgagor's obligations under the Loan Documents, Mortgagor hereby assigns to Mortgagee all of Mortgagor's right, title, interest and estate in, to and under all of the leases, subleases and other occupancy agreements (collectively, the "Leases") now or hereafter affecting the Property or any part thereof and in and to all of the Rents and Profits (as defined in Exhibit "D"). Unless and until an Event of Default occurs, Mortgagor shall be entitled to collect the Rents and Profits as and when they become due and payable. Mortgagee shall be liable to account only for the Rents and Profits actually received by Mortgagee pursuant to any provision of any Loan Document.

          (b) Mortgagor shall duly and punctually perform in all material respects all terms, covenants, conditions and agreements binding upon it or the Property under any agreement or instrument of any nature whatsoever which involves or affects the Property or any part thereof , including, without limitation, the Management Agreements and the Ground Leases. Mortgagor represents that it has heretofore furnished Mortgagee true and complete copies of all executed Leases existing on the date of this Mortgage. Upon request of Mortgagee, Mortgagor agrees to furnish Mortgagee with executed copies of all Leases hereafter entered into with respect to all or any part of the Property.

          (c) Mortgagor shall not, without the express written consent of Mortgagee, which consent shall not be unreasonably withheld, enter into any new Lease or modify, extend or renew, either orally or in writing, any Lease now existing or hereafter created upon the Property, or any part thereof, unless such new Lease or amendment, extension or renewal shall be in compliance with the Leasing Guidelines (as defined in Exhibit "D"). Mortgagor shall not, without the express written consent of Mortgagee, which consent shall not be unreasonably withheld, terminate or surrender any Lease now existing or hereafter created upon the Property, or any part thereof, unless (a) tenant is in material default under the Lease, or (b) Mortgagor has entered into a new Lease covering all of the leased premises to be terminated or surrendered, which new Lease shall either have been approved by Mortgagee as provided herein, or shall be in compliance with the Leasing Guidelines. Mortgagor shall not permit an assignment or sublease of any Lease now existing or hereafter created upon the Property, or any part thereof, without the express written consent of Mortgagee, which consent shall not be unreasonably withheld unless such Lease shall be in compliance with the Leasing Guidelines.

          (d) Each Lease of any portion of the Property hereinafter entered into shall be absolutely subordinate to the lien of this Mortgage, but shall also contain a provision, satisfactory to Mortgagee, that in the event of the exercise of the power of sale hereunder or a sale pursuant to a judgment of foreclosure, such Lease, at the sole and exclusive option of the purchaser at such sale, shall not be terminated and the tenant thereunder shall atone to such purchaser and, if requested to do so, shall enter into a new Lease for the balance of the term of such Lease then remaining, upon the same terms and conditions. If Mortgagee so requests, Mortgagor shall cause the tenant under each or any of such Leases to enter into subordination, non-disturbance and attornment agreements with Mortgagee substantially in the form annexed as Exhibit F.

          (e) Mortgagor shall not accept payment of advance rents or security deposits equal, in the aggregate, to more than one (1) month's rent.

          (f) Mortgagee shall provide a subordination, non-disturbance and attornment agreement substantially in the form of Exhibit F. to any tenant under a Lease hereafter executed, if requested by such tenant, provided that such Lease shall comply with the Leasing Guidelines. Any tenant to whom such non-disturbance is granted shall execute a subordination, non-disturbance and attornment agreement substantially in the form attached hereto as Exhibit 'F". In addition, Mortgagee agrees that, as to any Leases existing on the date hereof, if requested by the tenant thereunder, Mortgagee will enter into a subordination non-disturbance and attornment agreement substantially. in the form attached hereto as Exhibit "F", provided that such Lease requires such an agreement as a condition to subordination.

          (g) Mortgagor covenants and agrees that all contracts and agreements relating to the Property to pay leasing commissions, management fees or other compensation shall (1) provide that the obligation to pay such commissions, fees and other compensation will not be enforceable against any party other than the party who entered into such agreement; (2) be subordinate and inferior to the lien of this Mortgage; and (3) not be enforceable against Mortgagee. Mortgagor shall promptly furnish Mortgagee with evidence of Mortgagor's compliance with this paragraph upon the execution of each such contract or agreement.

          1.11 BOOKS, RECORDS AND ACCOUNTS. (a) Mortgagor shall keep and maintain or shall cause to be kept and maintained on a calendar year basis, in accordance with generally accepted accounting principles, consistently applied, proper and accurate books, records and accounts reflecting all of the financial affairs of Mortgagor with respect to all items of income and expense in connection with the operation of the Property, whether such income or expense be realized by Mortgagor or by any other person whatsoever (excepting lessees unrelated to and unaffiliated with Mortgagor who have leased from Mortgagor portions of the Property for the purpose of occupying same). Mortgagee or its representatives or designees shall have the right from time to time at all times during normal business hours to examine, with respect to the Property, such books, records and accounts at the office of Mortgagor or other person maintaining such books, records and accounts and to make copies or extracts thereof as Mortgagee shall desire. Mortgagee and the Rating Agencies shall also have the right to discuss Mortgagor's affairs, finances and accounts with representatives of Mortgagor, at such reasonable times as may be requested by Mortgagee. Mortgagor shall deliver (1) to Mortgagee (with a copy to the Rating Agencies) within one hundred twenty (120) calendar year, audited financial statements prepared by an days after the close of independent certified public accountant (or firm of independent certified public accountants) reasonably acceptable to Mortgagee, prepared in accordance with generally accepted accounting principles, consistently applied, containing a balance sheet, profit and loss statements and income and expense statements (including capital expenditures) with such detailed supporting schedules covering the operation of the Property as Mortgagee shall require and certified by the managers, if the Mortgagor is a limited liability company, by the chief financial officer of Mortgagor, if Mortgagor is a corporation, by a general partner of Mortgagor, if Mortgagor is a partnership, or by Mortgagor, if Mortgagor is an individual and
(ii) to Mortgagee (but not to the Rating Agencies) (a) an audited financial statement of JMB (as hereinafter defined) within one hundred eighty (180) days after the close of each calendar year, and (b) an unaudited internally certified financial statement of OPCC (as hereinafter defined) within one hundred twenty
(120) days after the close of each calendar year, which statements shall be prepared by an independent certified public accountant (or firm of independent certified public accountants) reasonably acceptable to Mortgagee prepared in accordance with generally accepted accounting principles, consistently applied, certified as true and correct by the chief financial officer of the Guarantors. In addition, Mortgagor shall deliver to Mortgagee (With a copy to the Rating Agencies) within forty-five (45) days after the close of each calendar quarter, unaudited financial statements, internally prepared in accordance with generally accepted accounting principles, consistently applied and certified by the managing member, managing general partner or chief financial officer, as applicable, of Mortgagee, containing the same information and schedules as required in clause (i) above but only for such preceding calendar quarter. To the extent requested by Mortgagee, Mortgagor shall also furnish a current rent roll identifying all tenants at the Real Property and the principal business terms of their respective Leases.

          (b) Mortgagor will, reasonably promptly after written request by Mortgagee or any Rating Agency, furnish or cause to be furnished to Mortgagee, in such manner and detail as may be reasonably requested by Mortgagee, such reasonable additional information as may be reasonably requested by Mortgagee with respect to the Property.

          1.12 SUBROGATION. As additional security hereunder, Mortgagee shall be subrogated to the lien, although released of record, of any and all encumbrances paid out of the proceeds of the loan evidenced by the Notes (the "Loan") and secured by this Mortgage and Mortgagee, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment.

          1.13 COLLATERAL SECURITY INSTRUMENTS. Mortgagor covenants and agrees that if Mortgagee at any time holds additional security for any obligations secured hereby, it may enforce the terms thereof or otherwise realize upon the same, at its option, either before or concurrently herewith or after a sale is made hereunder, and may apply the proceeds to the Secured Indebtedness in such order as Mortgagee may determine, without affecting the status of or waiving any right to exhaust all or any other security, including the security hereunder, and without waiving any breach or default or any right or power whether exercised hereunder or under any of the other Loan Documents, or contained herein or therein, or in any such other security.

          1.14  SUITS AND OTHER ACTS TO PROTECT THE PROPERTY.

          (a) Mortgagor covenants and agrees to appear in and defend any action or proceeding purporting to affect the Property, any other security afforded by any of the Loan Documents and/or the interest of Mortgagee thereunder. Mortgagor shall immediately notify Mortgagee of the commencement, or receipt of notice, of any such action or proceeding or other matter or claim purporting to affect the Property in any material respect or purporting to affect any other security afforded by any of the Loan Documents and/or the interest of Mortgagee thereunder.

          (b) Mortgagee shall have the right, at the cost and expense of Mortgagor, to institute and maintain such suits and proceedings and take such other action, as it may deem expedient to preserve or protect the Property during the continuance of an Event of Default, and at any time with respect to any other security afforded by any of the Loan Documents and/or Mortgagee's interest therein. Any reasonable sums (including reasonable attorneys fees and disbursements) so expended by Mortgagee under this Section 1.14(b) shall be reimbursed to Mortgagee in accordance with Section 3.10 hereof.

          1.15 MORTGAGEE'S RIGHT TO PERFORM MORTGAGOR'S OBLIGATIONS. Mortgagor agrees that, if Mortgagor fails to perform any act or to pay any money which Mortgagor is required to perform or pay under the Loan Documents, Mortgagee, at the reasonable cost and expense of Mortgagor and in Mortgagor's name or in its own name, may, after the expiration of the applicable notice and cure period, (but shall not be obligated to) perform or cause to be performed such act or take such action or pay any money; provided that Mortgagee first gives Mortgagor at least five (5) days advance written notice of the intent of Mortgagee to undertake the foregoing action or payment (unless an emergency situation requires more immediate action or payment, in which case no prior notice need be given). All reasonable sums (including reasonable attorneys fees) paid by Mortgagee under this Section 1.15 shall be reimbursed to Mortgagee in accordance with Section 3.10 hereof.

          1.16  LIENS AND ENCUMBRANCES.

          (a) Subject to Mortgagor's right to contest otherwise specifically set forth herein, Mortgagor shall not, without the prior written consent of Mortgagee, create, place or suffer to be created or placed, or through any act or failure to act, allow to remain, any deed of trust, mortgage, security interest, or other lien, encumbrance or charge, or conditional sale or other title retention document, against or covering the Property, or any part thereof (a "Lien"), other than the Permitted Exceptions and the lien for ad valorem taxes on the Property not yet delinquent, regardless of whether the same are expressly or otherwise subordinate to the lien or security interest created in this Mortgage, and should any of the foregoing become attached hereafter in any manner to any part of the Property, Mortgagor shall cause the same to be promptly discharged, released or bonded over (in a manner reasonably satisfactory to Mortgagee). Except for leased equipment, Mortgagor shall own all parts of the Property and, except for substitutions or replacements of equivalent value acquired in the ordinary course of business, or otherwise as expressly approved in writing by Mortgagee, shall not acquire any fixtures, equipment or other property forming a part of the Property pursuant to a lease, license, title retention document or similar agreement.

          (b) Nothing contained herein shall be deemed to require Mortgagor to pay, or cause to be paid, or to satisfy any mechanic's lien, so long as Mortgagor is in good faith, and by proper legal proceedings, where appropriate, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (i) no Event of Default shall exist and be continuing hereunder, (ii) Mortgagor shall keep Mortgagee apprised of the status of such contest; (iii) such contest operates to suspend collection or enforcement as the case may be, of the contested Imposition or Lien and such contest is maintained and prosecuted continuously and with diligence or the mechanic's lien is bonded, (iv) and (v) Mortgagor shall provide security in the form of a bond or other security reasonably acceptable to Mortgagee, an amount requested by Mortgagee, but in no event less than 125% of
(A) the amount of Mortgagor's obligations being contested plus (B) any additional interest, charge, or penalty arising from such contest. Notwithstanding the foregoing, the creation of any such reserves or the furnishing of any bond or other security, Mortgagor promptly shall pay any contested mechanic's lien, and payment thereof shall not be deferred, if, at any time the Property or any portion thereof shall be, in Mortgagee's reasonable judgment, in imminent danger of being forfeited or lost or Mortgagee is likely to be subject to civil or criminal damages as a result thereof. If such action or proceeding is terminated or discontinued adversely to Mortgagor, Mortgagor shall deliver to Mortgagee reasonable evidence of Mortgagor's compliance with such contested mechanic's lien.

          1.17 LIABILITY OF MORTGAGOR. (a) Except for the personal liability and guaranty obligations set forth in the Guaranty (as hereinafter defined) and as expressly set forth in this Section 1. 17, notwithstanding anything to the contrary contained in this Mortgage or in any of the other Loan Documents, , but without in any manner releasing, impairing or otherwise affecting this Mortgage or any of the other Loan Documents, or the validity hereof or thereof, or the lien of this Mortgage, neither Mortgagor, nor any present or future "Constituent Member" (as hereinafter defined) in or agent of Mortgagor nor any present or future shareholder, partner, member, officer, director, employee, trustee, affiliate, beneficiary, advisor, principal, participant or agent of or in any corporation, trust or other entity that is or becomes a Constituent Member in Mortgagor, shall have any personal liability, directly or indirectly, under or in connection with the Loan Documents or any other instrument or certificate executed in connection with the Loan or the Loan Documents or any amendment(s) or modification(s) to any of the foregoing made at any time or times, heretofore or hereafter; the recourse of Mortgagee, and its successors and assigns, under or in connection with the Loan, the Loan Documents and such instruments, certificates, amendment(s) and modification(s), shall be limited to the Property only, and Mortgagee, on its own behalf and on behalf of its successors and assigns and any other party, hereby waives any such personal liability. A "Constituent Member' in Mortgagor shall mean any person or entity that is a partner in or member of Mortgagor, or any person or entity that, directly or indirectly through one or more limited liability companies or partnerships, is a partner in or member of Mortgagor. For purposes of the Loan Documents and such instruments and certificates, and any such amendment(s) or modification(s) thereto, neither the negative capital account of any Constituent Member in Mortgagor, nor any obligation of any Constituent Member in Mortgagor, to restore a negative capital account or to contribute or advance capital to Mortgagor or to any other Constituent Member in Mortgagor shall at any time be deemed to be the property or an asset of Mortgagor or any such other Constituent Member (and neither Mortgagee nor any of its successors and assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or such Constituent Member's obligation to restore, contribute or advance capital to the applicable limited liability company or partnership).

          (b)   Notwithstanding any of the foregoing, nothing contained in this
Section 1.17 shall be deemed to prejudice the right of Mortgagee following foreclosure or a deed-in lieu of foreclosure to (i) recover actual damages against Copley for fraud, intentional material misrepresentation or intentional waste; and/or (ii) recover any condemnation proceeds or insurance proceeds or other similar funds or payments attributable to the Property which have been intentionally misapplied by Copley (but only to the extent of such intentional misapplication) or which, under the terms of the Loan Documents, should have been paid to Mortgagee (but only to the extent of the amount that should have been paid to Mortgagee), and/or (iii) recover the amount of any tenant security deposits, prepaid rents or expense recoveries under the Leases paid to or held by Copley in connection with the Property and not properly applied or turned over to Mortgagee after foreclosure of the Property or deed-in-lieu of. foreclosure; and/or (iv) recover the rents and revenues received by Copley from the Property after the occurrence of an Event of Default that is continuing, which have not been applied to pay any portion of the Secured Indebtedness, operating (including leasing) and maintenance expenses of the Property, Premiums, Impositions, deposits into reserve or replacement or other sums required by the Loan Documents or capital expenditures and repairs; and/or (v) recover actual damages against Copley, caused by the material breach by Copley of the covenants, obligations and liabilities, contained in Sections 3.08, 3.11 and 3.17 of this Mortgage. Copley shall be personally liable for Copley's obligations arising in connection with the matters set forth in the foregoing clauses (i) to (v) inclusive to the extent provided for in said clauses. Notwithstanding anything to the contrary contained in this Section 1.17(b), Copley shall have personal liability under the Indemnity Agreement.

          (c)   Notwithstanding anything to the contrary contained in this
Section 1.17, on the date hereof JMB Realty Corporation ("JMB") and Overseas Partners Capital Corporation ("OPCC"; JMB and OPCC each a Guarantor and, collectively, the "Guarantors") have executed and delivered to Mortgagee a Guaranty Agreement (the "Guaranty") by which such Guarantors have, jointly and severally, guaranteed Copley's liability for the matters set forth in Section 1.17(b) clauses (i) to (v) inclusive and under the Indemnity Agreement, and all costs incurred by Mortgagee in connection with the recovery of any amounts from Guarantors under the Guaranty. In the event that (x) JMB transfers its interest in Copley to Urban Shopping Centers, L.P., an Illinois limited partnership ("Urban") in accordance with the Loan Documents, and (y) Urban delivers to Mortgagee a guaranty, in form, scope and substance substantially similar to the Guaranty, Mortgagee shall release JMB of its liability under the Guaranty with respect to matters arising from and after the date of such delivery.

          (d) Copley's obligations arising in connection with the matters set forth in clauses (i) through (v) of Section 1.17(b) and the Indemnity Agreement are sometimes referred to herein and in the other Loan Documents as the "Recourse Obligations."

          ARTICLE II - DEFAULTS AND REMEDIES

          2.01 EVENTS OF DEFAULT. Any of the following shall be deemed to be a material breach of Mortgagor's covenants herein and shall constitute a default hereunder ("Event of Default" which term shall also include any other matter denominated in this Mortgage as an "Event of Default" whether or not listed or referred to specifically in this Section 2.01):

          (a) The failure of Mortgagor to pay all amounts secured hereby at the maturity of the Note or the failure of Mortgagor to pay

                (x) any installment of principal, interest or principal and interest, any required escrow deposit or any other sum required to be paid under any Loan Document prior to such maturity with respect to which a due date is set forth in the Loan Documents (hereinafter an "Installment"), whether to Mortgagee or otherwise within seven (7) days after notice from Mortgagee to Mortgagor, provided, however, that if (A) Mortgagee shall have sent Mortgagor one (1) notice of any such failure to pay an Installment even though such failure shall have been cured, and (B) during the same calendar year in which such notice has been sent by Mortgagee to Mortgagor, Mortgagor thereafter shall fail to pay any Installment-Mortgagee shall not be required to give Mortgagor notice of any subsequent failure to pay any Installment under this clause (x) and thereafter, for the remainder of such calendar year, the nonpayment of any Installment for more than seven (7) days after the date on which such Installment shall have become due and payable (no prior demand being necessary) shall be an Event of Default hereunder, or

                (y) all amounts for which no due date is expressly otherwise set forth for such payment within seven (7) days of written demand from Mortgagee to Mortgagor for such payment;

          (b) The violation or breach of any of the covenants or other provisions in Sections 3.03, 3.14 and/or 3.15 of this Mortgage;

          (c) The filing by Mortgagor or any Guarantor of a voluntary petition or application for relief in bankruptcy or Mortgagor's or any Guarantor adjudication as a bankrupt or insolvent or the filing by Mortgagor or any Guarantor of any petition, application for relief or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, code or regulation relating to bankruptcy, insolvency or other relief for debtors. or the commencement of any proceedings under any bankruptcy or insolvency law brought against Mortgagor or any Guarantor by any other party, which proceeding remains undischarged ninety
(90) days after the filing thereof, or Mortgagor's or any Guarantor's seeking or consenting to or acquiescing in the appointment of any trustee, custodian, conservator, receiver or liquidator of Mortgagor or any Guarantor or of all or any substantial part of the Property or of any or all of the Rents and Profits thereof, or the making of any general assignment for the benefit of creditors, or the admission in writing of its inability to pay its debts generally as they become due;

          (d) If any warranty, representation, certification, financial statement or other information made or furnished at any time pursuant to the terms of the Loan Documents or otherwise, by Mortgagor, or by any person or entity otherwise liable under any Loan Document shall be materially false or misleading or furnished with knowledge of the false nature thereof and such default is not cured within thirty (30) days after notice from Mortgagee;

          (e) If Mortgagor shall suffer or permit the Property, or any part thereof, to be used in such manner as would (1) impair Mortgagor's title to the Property, or any part thereof; or (2) create rights of adverse use or possession; or (3) constitute an implied dedication of the Property, or any part thereof and such default is not cured within thirty (30) days after notice from Mortgagor-,

          (f) If there occurs (1) a breach or default by Mortgagor in any of the Management Agreements (as hereinafter defined) not cured within the applicable cure period, or (2) an assignment or other transfer of any of the Management Companies' interest in its respective Management Agreements to any entity (whether or not such entity is an affiliate of such Management Company) without the prior written consent of Mortgagee, such consent not to be unreasonably withheld, or (3) a termination, cancellation or surrender of any Management Agreement (unless occurring pursuant to the provisions thereof, subject to Mortgagee's rights under the Estoppel and Subordination Agreements of even date herewith from Copley and the managers under the Management Agreements (the "ESA's")) without the prior written consent of Mortgagee, in its reasonable discretion;

          (g)   if there is any default under the provisions of the Guaranty;
or

          (h)   To the extent not otherwise made an Event of Default under this
Section 2.01 or any other provision of this Mortgage, the failure of Mortgagor to perform or observe any other term, provision, covenant, condition or agreement under any Loan Document which failure continues for a period of thirty
(30) days after written notice of such failure is provided by Mortgagee to Mortgagor (provided that such 30-day period shall be extended for an additional 60-day period if (i) the failure is of such a nature as not to be reasonably susceptible to cure within the original 30-day period and (ii) Mortgagor commences such cure within the original 30-day period and can cure within such additional 60-day period or such longer period as is reasonably necessary to cure so long as Mortgagor is diligently prosecuting such cure and continues to diligently prosecute such cure to completion.)

          For purposes of this Mortgage, the term "default," as used in the STATUTORY POWER OF SALE, shall mean an Event of Default, as defined in this Mortgage.

          2.02 REMEDIES UPON EVENT OF DEFAULT. Upon the happening of any Event of Default, the Secured Indebtedness shall, at the option of Mortgagee, become immediately due and payable, without further notice or demand, and Mortgagee may forthwith undertake any one or more of the following:

          (a) Foreclosure. Exercise the STATUTORY POWER OF SALE (as later provided herein), institute an action of mortgage foreclosure in accordance with the law of the State, or take such other action as the law may allow, at law or in equity, for the enforcement of the Loan Documents and realization on the Property or any other security afforded by the Loan Documents, and subject to the provisions of Section 1.17 hereof, in the case of a judicial proceeding, proceed to final judgment and execution thereon for the amount of the Secured Indebtedness (as of the date of such judgment together with all costs of suit, reasonable attorneys' fees and interest on such judgment at the maximum rate permitted by law from and after the date of such judgment until actual payment is made to Mortgagee in the full amount due Mortgagee; provided, however, if Mortgagee is the purchaser at the foreclosure sale of the Property, the foreclosure sale price (Mortgagee's final bid) shall be applied against the total amount due Mortgagee; and/or

          (b) Entry. Enter into possession of the Property, lease the same, collect all Rents and Profits therefrom and, after deducting all costs of collection and administration expenses, apply the remaining Rents and Profits in such order and amounts as Mortgagee, in Mortgagee's sole discretion, may elect to the payment of Impositions, operating costs, Premiums and other charges (including, but not limited to, costs of leasing the Property and fees and costs of counsel and receivers) and to the maintenance, repair, and restoration of the Property, or on account and in reduction of the Secured Indebtedness; and/or

          (c) Receivership. Have a receiver appointed to enter into possession of the Property, collect the Rents and Profits therefrom and apply the same as the appropriate court may direct. Mortgagee shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of Mortgagor or any other person who may be legally or equitably liable to pay any portion of the Secured Indebtedness and Mortgagor and each such person shall be deemed to have waived such proof and to have consented to the appointment of such receiver. Should Mortgagee or any receiver collect the Rents and Profits, the moneys so collected shall not be substituted for payment of the Secured Indebtedness nor can they be used to cure the Event of Default.

          2.03 APPLICATION OF PROCEEDS OF SALE. In the event of a sale of the Property pursuant to Section 2.02(a) hereof, the proceeds of said sale, to the extent permitted by law, shall be applied to the following, in such order as Mortgagee shall, in its sole discretion, determine: the expenses of such sale and of all proceedings in connection therewith, including attorneys' fees and expenses; Impositions, Premiums, liens, and other charges and expenses; the outstanding principal balance of the Secured Indebtedness; any accrued interest; and any other unpaid portion of the Secured Indebtedness.

          ARTICLE III - GENERAL COVENANTS

          3.01 SECURITY AGREEMENT.

          (a) THIS MORTGAGE CREATES A LIEN ON THE PROPERTY, AND TO THE EXTENT THE PROPERTY IS PERSONAL PROPERTY UNDER APPLICABLE LAW, THIS MORTGAGE CONSTITUTES A SECURITY AGREEMENT UNDER THE UNIFORM COMMERCIAL CODE OF THE STATE WHERE THE PERSONAL PROPERTY IS SITUATED (THE -U.C.C.-) AND ANY OTHER APPLICABLE LAW AND IS FILED AS A FIXTURE FILING. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, MORTGAGEE MAY, AT ITS OPTION, PURSUE ANY AND ALL RIGHTS AND REMEDIES AVAILABLE TO A SECURED PARTY WITH RESPECT TO ANY PORTION OF THE PROPERTY, AND/OR MORTGAGEE MAY, AT ITS OPTION, PROCEED AS TO ALL OR ANY PART OF THE PROPERTY IN ACCORDANCE WITH

MORTGAGEE'S RIGHTS AND REMEDIES WITH RESPECT TO THE LIEN CREATED BY THIS
MORTGAGE.

          (b) The grant of a security interest to Mortgagee in the granting clause of this Mortgage shall not be construed to derogate from or impair the lien or provisions of or the rights of Mortgagee under this Mortgage with respect to any property described therein which is real property or which the parties have agreed to treat as real property. The hereby stated intention of Mortgagor and Mortgagee is that everything now or hereafter owned by the Mortgagor and used in connection with the production of income from such real property or adapted for use thereon is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as real property, irrespective of whether or not the same is physically attached to the Land and/or Improvements.

          (c) If reasonably required by Mortgagee, at any time during the term of this Mortgage, Mortgagor will execute and deliver to Mortgagee, in form satisfactory to Mortgagee, additional security agreements. financing statements and/or other instruments covering all Personal Property or fixtures of Mortgagor which may at any time be furnished, placed on, or annexed or made appurtenant to the Real Property or used, useful or held for use, in the operation of the Improvements.

          (d) Mortgagor hereby irrevocably constitutes and appoints Mortgagee as its attorney-in-fact and such appointment is coupled with an interest, to execute, deliver and file with the appropriate filing officer or office such security agreements, financing statements and/or other instruments as Mortgagee may request or require in order to impose and perfect the lien and security interest created hereby more specifically on the Personal Property or any fixtures.

          (e) If Mortgagor enters into a separate security agreement with Mortgagee relating to any of the Personal Property or fixtures, the terms of such security agreement shall govern the rights and remedies of Mortgagee after an Event of Default thereunder.

          (f) It is understood and agreed that, in order to protect Mortgagee from the effect of U.C.C. Section 9-313, as amended from time to time, in the event that Mortgagor intends to purchase (subject, however, to the provisions of Section 3.15) any goods of a value of Five Hundred Thousand and 00/100 Dollars ($500,000.00) or more which may become fixtures attached to the Property, or any part thereof, and such goods will be subject to a purchase money security interest held by a seller or any other party:

                (1) Mortgagor shall, before executing any security agreement or other document evidencing or perfecting such security interest, obtain the prior written approval of Mortgagee, which approval shall be in Mortgagee's sole discretion, and all requests for such written approval shall be in writing and contain the following information: (i) a description of the. fixtures to be replaced, added to, installed or substituted; (ii) the address at which the fixtures will be replaced, added to, installed or substituted; and (iii) the name and address of the proposed holder and proposed amount of the security interest.

          Mortgagor's execution of any such security agreement or other document evidencing or perfecting such security interest without Mortgagee's prior written approval shall constitute an Event of Default. No consent by Mortgagee pursuant to this subparagraph shall be deemed to constitute an agreement to subordinate any right of Mortgagee in fixtures or other property covered by this Mortgage.

          (2) If at any time Mortgagor fails to make any payment on an obligation secured by a purchase money security interest in the Personal Property or any fixtures, Mortgagee, at its option, may at any time pay the amount secured by such security interest. Any money paid by Mortgagee under this subparagraph, including any expenses, costs, charges and attorneys' fees incurred by Mortgagee, shall be reimbursed to Mortgagee in accordance with
Section 3. 10 hereof. Mortgagee shall be subrogated to the rights of the holder of any such purchase money security interest in the Personal Property.

          (3) Mortgagee shall have the right to acquire by assignment from the holder of such security interest any and all contract rights, accounts receivable, negotiable or non-negotiable instruments, or other evidence of Mortgagor's indebtedness for such Personal Property or fixtures, and, upon acquiring such interest by assignment, shall have the right to enforce the security interest as assignee thereof, in accordance with the terms and provisions of the U.C.C. and in accordance with any other provisions of law.

          (4) Whether or not Mortgagee has paid the indebtedness secured by, or taken an assignment of, such security interest, Mortgagor covenants to pay all sums and perform all obligations secured thereby, and if Mortgagor at any time shall be in default under such security agreement (beyond applicable cure periods, if any), it shall constitute an Event of Default if not cured within ten (10) days after notice from Mortgagee to Mortgagor.

          (5)   The provisions of subparagraphs (2) and (3) of this paragraph
(f) shall not apply if the goods which may become fixtures are of at least equivalent value and quality as any property being replaced and if the rights of the party holding such security interest have been expressly subordinated, at no cost to Mortgagee, to the lien and security interest of this Mortgage in a manner satisfactory to Mortgagee, including without limitation, at the option of Mortgagee, providing to Mortgagee a satisfactory opinion of counsel to the effect that this Mortgage constitutes a valid and subsisting first lien on such fixtures which is not subordinate to the lien of such security interest under any applicable law, including without limitation, the provisions of Section 9-313 of the U.C.C. Notwithstanding anything to the contrary in this paragraph
(f), in no event shall any purchase money security interest which is a lien on all or any part of the Property of any dollar amount be granted by Mortgagor without first obtaining the prior written consent of Mortgagee in its sole discretion.

     (g)  Mortgagor hereby warrants, represents and covenants as follows:

            (1) Other than as set forth on Exhibit "G" Mortgagor is and has been the sole owner of the Personal Property for at least fifteen (15) days free from any lien, security interest, encumbrance or adverse claim thereon of any kind whatsoever. Mortgagor will notify Mortgagee of, and will protect, defend and indemnify Mortgagee against, all claims and demands of all persons at any time claiming any rights or interest therein.

                (2) The Personal Property is not used or bought and shall not be or bought for personal, family, or household purposes, but shall be bought and used solely for the purpose of carrying on Mortgagor's business.

                (3) The Personal Property has been located on the land and/or Improvements for at least fifteen (15) days and will be kept on or at the Land or the Improvements and Mortgagor will not remove the Personal Property therefrom without the prior written consent of Mortgagee not to be unreasonably withheld, except such portions or items of Personal Property which are consumed or whom out in ordinary usage, all of which shall be promptly replaced by Mortgagor with other Personal Property of value equal to or greater than the value of the replaced Personal Property when new, and except such portions or items of Personal Property temporarily stored elsewhere to facilitate refurbishing or repair thereof or of the Improvements.

                (4) Mortgagor maintains a place of business in the State and Mortgagor will immediately notify Mortgagee in writing of any change in its principal place of business as set forth in the beginning of this Mortgage.

          3.02 NO WAIVER. No single or partial exercise by Mortgagee, or delay or omission in the exercise by Mortgagee, of any right or remedy under the Loan Documents shall preclude, waive or limit any other or further exercise thereof or the exercise of any other right or remedy. Mortgagee shall at all times have the right to proceed against any portion of, or interest in, the Property in such manner as Mortgagee may deem fit, without waiving any other rights or remedies with respect to any other portion of the Property.

          3.03 CONVEYANCE OF PROPERTY, CHANGE IN OWNERSHIP AND COMPOSITION.

          (a) Except as otherwise specifically set forth in this Section 3.03, Mortgagor may not cause, permit, or suffer, without the prior written consent of Mortgagee in its sole discretion: (i) all or any part of the Property or any interest in the Property, to be conveyed, transferred, assigned, encumbered, sold or otherwise disposed of, (ii) any conveyance, transfer, pledge or encumbrance of any interest in Mortgagor or any member's, partner's, shareholder's interest in Mortgagor or other beneficial interest in Mortgagor, other than a pledge of all or a portion of JMB's or Urban's (assuming Urban purchases JMB's interest in Copley in accordance with the provisions hereof) direct membership interest in Copley to OPCC or a pledge of all or a portion of OPCC's direct membership interest in Copley to JMB or Urban as described in
Section 8 of Exhibit E of Copley's Operating Agreement provided no obligations or liabilities of Copley are affected as a result thereof; (iii) any change in the individuals comprising, or in the partners, or stockholders, or members or beneficiaries of, Mortgagor from those represented to Mortgagee on the date of this Mortgage; (iv) any merger, reorganization, dissolution, conversion or other change in the ownership structure of Mortgagor or any of the members of Mortgagor, including, without limitation, any conversion of Mortgagor or any member, or partner of Mortgagor from corporation to a general or limited partnership, a limited liability partnership or a limited liability company; or (v) any financing in addition to the Loan, except as otherwise specifically permitted in the Loan Documents, whether or not such financing is unsecured or is secured by a lien, security interest or other encumbrance of all or any part of the Property (each a "Transfer", and collectively, "Transfers"). However, these prohibitions will not apply to transfers of ownership as a result of the death, or in connection with estate planning, of a natural person to a spouse, son or daughter or descendant of either, or to a stepson or stepdaughter or descendant of either.

          (b) Without in any way limiting Mortgagee's approval rights as set forth above, Mortgagee agrees that the payment of a transfer fee will not be required in connection with the following transfers: (i) a transfer by JMB, Urban and/or OPCC of all or any portion of their direct membership interests in Copley among each other or to an affiliate entity of Urban, JMB and/or OPCC of which Urban, JMB or OPCC or the direct parent entity of OPCC (owning 100% of the voting stock of OPCC) as of the date hereof or the Malkin Group or the Bluhm Group (as such terms are hereinafter defined) has and retains a controlling ownership interest and such affiliate entity with respect to the Guaranty shall have a total asset valuation at least equal to that of JMB or OPCC, or reasonably acceptable to Mortgagee, or (ii) a conversion of JMB, Urban or OPCC to another type of entity reflecting a mere change in legal form with no change in the management of such entity or the respective economic, beneficial and ownership interests in such entity. For purposes of this subparagraph (b), the term "control" or "controlling" shall mean the direct or indirect ownership of at least 51 % of the economic and beneficial interests in the entity in question (33.33% with respect to entities controlled by Urban, JMB, the Malkin Group and/or the Bluhm Group) and the right and power to direct the management, policies and day-to-day business and affairs of the entity in question. As used herein, the "Bluhm Group" shall mean Neil G. Bluhm, his Family Members (as hereinafter defined), and any trust, the sole beneficiaries of which are Neil G. Bluhm and/or his Family Members. As used herein, the "Malkin Group" shall mean Judd D. Malkin, his Family Members and any trust, the sole beneficiaries of which are Judd D. Malkin and/or his Family Members. As used herein, an Individual's "Family Members" shall mean such Individual's spouse, his or her parents and their spouses, his or her children and their spouses, and his or her grandchildren or great-grandchildren, and their respective spouses.

          (c) Notwithstanding the foregoing provisions of this Section 3.03, neither consent by Mortgagee nor a transfer fee shall be required for the following:

          (i) the transfer by JMB, Urban and/or OPCC of all or any portion of their direct membership interests in Copley either to each other or to Urban; or

          (ii) the transfer of or change in the ownership interests in either or both of JMB (or Urban) and OPCC, provided JMB and/or OPCC and/or Urban and/or an affiliate entity, as described in subparagraph (b) above, of any of JMB, Urban or OPCC maintains . control (as defined in subparagraph (b) above) of such member following such transfer or change;

provided that with respect to each of (i) and (ii) above, (A) the bankruptcy-remote structure of Copley and the 1 % member of Copley shall not have been affected as a result of such transfer, (B) Mortgagor shall deliver a new or updated non-consolidation opinion reasonably acceptable to Mortgagee and the Rating Agencies, with respect to Mortgagor, its one percent member, the transferee and any of their respective beneficial owners, as applicable, if subsequent to any Transfer, such transferee together with any affiliated person or entity of such transferee, directly or indirectly, own more than 49% of the membership interests in Copley or more than 49 % of the ownership interests in the 1 % member of Copley, and (c) such transferee shall assume all of the obligations of the applicable Guarantor pursuant to an assumption document reasonably satisfactory in form and substance to Mortgagee.

          (d) Notwithstanding anything contained in Section 3.03(a) or elsewhere in the Loan Documents to the contrary, Mortgagor shall have the one-time right to transfer the Property to a third party provided that the following conditions are satisfied: (i) Mortgagor is not in default under the Loan Documents, (ii) Mortgagee gives its written approval of the proposed third party transferee based solely on clauses (iii) through (xvii) below, (iii) the proposed transferee shall be able to make the representations set forth in Sections 3.11 and 3.18 hereof, (iv) the Net Income (as defined in Exhibit "D"), in the reasonable opinion of Mortgagee, derived from the Property shall be no less than 1.6 times annual Debt Service (as defined in Exhibit "D"), (v) the loan-to-value ratio of the Property at the time of the transfer shall not be greater than 65%, (vi) Mortgagor shall pay a fee ("Transfer Fee") equal to one-half of one percent (.5%) of the outstanding principal balance of the Note at the time of the transfer together with a processing fee in the amount of $10,000 (such processing fee to be paid at the time of such request and to be credited against such .5 % fee if the transfer occurs), (vii) the proposed third party transferee shall expressly assume the Loan Documents and the Indemnity Agreement in a manner reasonably satisfactory to Mortgagee, (viii) the creditworthiness of the third party must be reasonably acceptable to Mortgagee, (ix) the third party transferee must be experienced in the ownership, management and leasing of properties similar to the Property, (x) Mortgagor or third party transferee shall pay all reasonable costs and expenses incurred by Mortgagee in connection with the transfer, including title insurance premiums, documentation costs and reasonable attorneys' fees and disbursements, (xi) Mortgagee shall have reasonably approved substitute Guarantors who will assume all obligations of the Guarantors under the Guaranty in a manner reasonably satisfactory to Mortgagee,
(xii) such transferee shall be an entity that meets all the requirements of the Rating Agencies, as determined by such Rating Agencies in their sole discretion, including, without limitation, the delivery of a non-consolidation opinion, provided that Mortgagee pay the reasonable costs of meeting Securitization requirements of the Rating Agencies, including reasonable legal fees of preparing such non-consolidation opinion, in the event that Mortgagor is required to reimburse transferee for such costs or fees, (xiii) such transfer shall not cause a reduction, withdrawal or revocation of any rating given by any Rating Agency to the Loan or any participation thereof, as determined by such Rating Agency in its sole discretion, or if such a rating has not yet been given, such transfer shall not adversely affect a subsequent rating to be given by any Rating Agency to the Loan or any participation thereof, as determined by such Rating Agency in its sole discretion, (xiv) Mortgagor shall have obtained any approvals to the transfer required by the BRA under the Dartmouth Street Garage Lease, by MTA under the Master Lease and Central Area Sublease and by the MTA and Copley ONE, LLC with respect to the Marriott Garage Sublease, (xv) all necessary deferred maintenance on the Property has been completed or reserved against to the reasonable satisfaction of Mortgagee, (xvi) so long as the Management Agreements are in effect, there shall be no outstanding deferred amounts payable to the managers under the terms of the Management Agreements which are not paid in connection with such transfer, and (xvii) the proposed transferee, its affiliates, related entities and/or principals therein are free from any bankruptcy, reorganization or insolvency proceedings or any criminal charges or proceedings and shall not have been, at the time of transfer or in the past, a litigant, plaintiff or defendant in any suit brought against or by Mortgagee. In the event Mortgagee approves such transfer, Mortgagee shall release Mortgagor, the members or partners of Mortgagor or the Guarantors from their obligations under the Loan Documents, the Indemnity Agreement or the Guaranty except with respect to events arising or occurring prior to the date of transfer. Mortgagor agrees to include with its written request, evidence of the foregoing in sufficient detail, including without limitation the name, net worth, background and address of the proposed transferee and principals of the proposed transferee to enable Mortgagee to determine the acceptability of the proposed transferee.

          (e)   Mortgagor shall be notified in writing by Mortgagee, within ten
(10) business days following Mortgagee's receipt of Mortgagor's initial request, of any further information Mortgagee deems necessary to make its determination of whether it wishes to consent to such transfer and within thirty (30) days following Mortgagee's receipt of all of the data it deems necessary, as aforesaid, whether Mortgagee approves such proposed transferee. Failure of Mortgagee to notify Mortgagor in a timely fashion as contemplated hereunder shall be deemed disapproval of the proposed transfer by Mortgagee. If Mortgagee disapproves such proposed transfer or such transfer is so deemed disapproved, Mortgagee shall within five (5) business days after receipt of notice from Mortgagor give notice to Mortgagor stating the conditions in paragraph (d) above which were not satisfied in connection with the proposed transfer. Mortgagor shall cause Mortgagee's title insurance policy or policies to be endorsed at no expense to Mortgagee to extend the effective date thereof to the date of the execution and delivery of the assumption agreement provided in the preceding subparagraph (d), such endorsement to be executed and delivered with no additional exceptions added to such title insurance policy or policies. If Mortgagee consents to such transfer, Mortgagee shall be paid the balance of the Transfer Fee concurrent with its consent and before the proposed transfer.

          (f) Mortgagor hereby irrevocably waives any rights that it may have to collect money damages for any refusal by Mortgagee to consent to any such proposed transfer and specifically agrees that Mortgagor's sole remedy at law or in equity if such refusal is found to be wrongful shall be the initiation, within sixty (60) days of notice to Mortgagor of such refusal, of a suit for specific performance against Mortgagee seeking to compel Mortgagee's consent to the proposed transfer under the terms hereof, except that Mortgagor shall have the right to make a claim for money damages if Mortgagee's refusal to grant such consent is determined by a Court to have been in bad faith or willful disregard of the provisions hereof.

          (g) Mortgagor agrees to submit or cause to be submitted to Mortgagee within thirty (30) days after December 31st of each calendar year during the term hereof, without further request from Mortgagee, and within ten (10) days after any written request by Mortgagee for the same, a sworn, notarized certificate, signed by an authorized (i) individual who is Mortgagor or one of the individuals comprising Mortgagor, (ii) partner or member of Mortgagor or
(iii) officer of Mortgagor, as the case may be, stating whether (x) the Property, or any part thereof, or any interest therein, has been conveyed, transferred, assigned, encumbered, sold or otherwise disposed of, and if so, to whom; (y) any conveyance, transfer, pledge or encumbrance of any interest in Mortgagor has been made by Mortgagor and if so, to whom, or (z) there has been any change in the individual(s) comprising Mortgagor or in the members, partners, stockholders or beneficiaries of Mortgagor from those on the date hereof, and if so, a description of such change or changes.

          Except to the extent necessary to effectuate any transfer of interests as permitted pursuant to this Section 3.03 and to the extent permitted in
Section 3.15, Mortgagor shall not modify, alter or amend the Operating Agreement or partnership or articles of incorporation of Mortgagor without obtaining the prior written consent of Mortgagee.

          3.04 MORTGAGOR'S ESTOPPEL. Mortgagor shall, within ten (10) days after a request by Mortgagee, furnish a duly acknowledged written statement in form satisfactory to Mortgagee setting forth the amount of the Secured Indebtedness, stating either that no offsets or defenses exist against the Secured Indebtedness, or if such offsets or defenses are alleged to exist, the nature and extent thereof and such other matters as Mortgagee may reasonably request. Mortgagee shall within ten (10) days after a request by Mortgagor furnish a written statement to the actual knowledge of the loan officer with primary responsibility for servicing the Loan, setting forth the amount of the Secured Indebtedness and, whether any Event of Default exists, or whether any notice of default has been given, under the Mortgage, the Guaranty, the Indemnity or any of the other Loan Documents.

          3.05 FURTHER ASSURANCES. Mortgagor shall, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, deeds of trust, assignments, security agreements, financing statements, modifications, notices of assignments, transfers and assurances as Mortgagee shall from time to time reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the Property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for filing, refiling, registering, reregistering, recording or recording this Mortgage.
Upon any failure by Mortgagor to comply with the terms of this Section, Mortgagee may, at Mortgagor's expense, make, execute, record, file, rerecord and/or refile any and all such documents for and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact so to do and such appointment is coupled with an interest.

          3.06 FEES AND EXPENSES. Except as the same may be the result of Mortgagee's or its agents' gross negligence or willful disregard of its obligations hereunder, if

Mortgagee becomes a party (by intervention or otherwise) to any action or proceeding affecting, directly or indirectly, Mortgagor, the Property or the title thereto or Mortgagee's interest under this Mortgage, or employs an attorney to collect any of the Secured Indebtedness or during the continuance of an Event of Default to enforce performance of the obligations, covenants and agreements of the Loan Documents, Mortgagor shall reimburse Mortgagee for all reasonable expenses, costs, charges and legal fees incurred by Mortgagee (including, without limitation, the fees and expenses of experts and consultants), whether or not suit be commenced, and the same shall be reimbursed to Mortgagee in accordance with Section 3.10 hereof.

          3.07 REPLACEMENT OF NOTE. Upon notice to Mortgagor of the loss, theft, destruction or mutilation of any Note, Mortgagor will execute and deliver, in lieu thereof, a replacement note, identical in form and substance to such Note and dated as of the date of such Note and upon such execution and delivery all references in any of the Loan Documents to such Note shall be deemed to refer to such replacement note.

          3.08  HAZARDOUS SUBSTANCES.

          (a) Mortgagor hereby represents, warrants, covenants and agrees to and with Mortgagee that, except as disclosed in the Environmental Report dated July 7, 1997 (as to representations and warranties), and to Mortgagor's actual knowledge, all operations or activities upon, or any use or occupancy of the Property, or any portion thereof, by Mortgagor, and any tenant, subtenant or occupant of the Property, or any portion thereof, is presently and shall hereafter be in all respects in compliance with all state, federal and local laws and regulations governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Substance; and that neither Mortgagor nor (to Mortgagor's actual knowledge) any tenant, subtenant or occupant of all or any portion of the Property, has at any time placed, suffered or permitted the presence of any such Hazardous Substances at, on, under, within or about the Property, or any portion thereof in violation of applicable law.

          (b) In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively. the "Remedial Work") is required under any applicable federal, state or local law or regulation, by any judicial order, or by any governmental entity, or in order to comply with any agreement entered into because of, or in connection with, any occurrence or event described in this Section, Mortgagor shall perform or cause to be performed the Remedial Work in compliance with such law, regulation, order or agreement. All Remedial Work shall be performed by one or more contractors, selected by Mortgagor and reasonably approved in advance in writing by Mortgagee, and under the supervision of a consulting engineer, selected by Mortgagor and reasonably approved in advance in writing by Mortgagee. All costs and expenses of such Remedial Work shall be paid by Mortgagor including, without limitation, the charges of such contractor(s) and/or the consulting engineer, and Mortgagee's reasonable attorneys', architects' and/or consultants' fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Mortgagor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work after 30 days notice to Mortgagor by Mortgagee or earlier if required by governmental authorities (except that in the event of emergency only concurrent notice shall be required) Mortgagee may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith, shall be reimbursed to Mortgagee in accordance with Section 3. 10 hereof.

          3.09 WAIVER OF CONSEQUENTIAL DAMAGES. Mortgagor covenants and agrees that in no event shall Mortgagee be liable for consequential damages, whatever the nature of a failure by Mortgagee to perform its obligation(s), if any, under the Loan Documents, and Mortgagor hereby expressly waives all claims that it now or may hereafter have against Mortgagee for such consequential damages.

          3.10   MORTGAGEE REIMBURSEMENT. Subject to the notice requirements in
Section 1.15 hereof, any payments made, or funds expended or advanced by Mortgagee pursuant to the provisions of any Loan Document, shall (1) become a part of the Secured Indebtedness, (2) bear interest at the Loan Interest Rate (as such term is defined in the Notes) from the date such payments are made or funds expended or advanced, (3) become due and payable by Mortgagor upon demand therefor by Mortgagee, and (4) bear interest at the Default Rate (as such term is defined in the Notes) from the date of such demand. Failure to reimburse Mortgagee upon such demand shall constitute an Event of Default under Section 2.01(a) hereof after the expiration of any notice and grace period provided in
Section 2.01 (a).

          3.11 ERISA. Mortgagor hereby represents, warrants and covenants as of the date hereof and throughout the term of this Mortgage that:

          (a) Mortgagor is not an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title 1 of ERISA, nor a plan as defined in
Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as a "Plan");

          (b) Mortgagor's assets do not constitute "plan assets" of one or more such Plans within the meaning of Department of Labor Regulation Section 2510.3-101;

          (c) In addition to any of the restrictions contained herein or in any of the other Loan Documents pertaining to transfers of interests in the Property, Mortgagor agrees it will not transfer or convey the Property to a Plan or to a person or entity whose assets constitute such "plan assets" unless reasonably in advance of the proposed transfer or conveyance, Mortgagor furnishes Mortgagee with either (i) a written opinion of legal counsel (in form and substance and from counsel acceptable to Mortgagee), or (ii) an individual prohibited transaction exemption from the United States Department of Labor (in form and substance reasonably satisfactory to Mortgagee), that the transfer or conveyance will not constitute a non-exempt prohibited transaction under ERISA as of the date of the transfer and throughout the term of the loan evidenced by the Note;

          (d) Mortgagor will not be reconstituted as a Plan or an entity whose assets constitute "plan assets"; and

          (e) With respect to the Secured Indebtedness, Mortgagor is acting on its own behalf and not on account of or for the benefit of any Plan.

          [(f) Mortgagee hereby represents, warrants and covenants that the Loan is funded solely out of Mortgagee's general account assets and all of the requirements under Section 1 of Prohibited Transaction Exemption 95-60 as published in the Federal Register on July 12, 1995, have and will, throughout the term of the Loan, be satisfied with respect to the Loan except to the extent the Loan is assigned by Mortgagee in whole or in part to a third party. Regarding such assignment, Mortgagee represents that the assignee shall not be an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue code of 1986, as amended (each of the foregoing hereinafter referred to collectively as "Plans"), and (2) the assets of the assignee will not constitute
                --------
"plan assets" of one or more such Plans within the meaning of Department of Labor ("DOL") Regulation Section 2510.3-101.

          3.12 BROKERS AND OTHER SPECIAL INDEMNIFICATION MATTERS.

          Except to the extent arising out of the acts of Mortgagee or its agents or employees acting within the scope of their agency or employment or due to the gross negligence or willful misconduct of Mortgagee or its agents, Mortgagor shall indemnify, defend and hold Mortgagee harmless from and against
(i) any and all claims for brokerage, leasing, finder's or similar fees which may relate to the Real Property or the Secured Indebtedness, and (ii) any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including without limitation, attorneys' fees and disbursements at the trial level and at all appellate levels) of whatever kind or nature which may be imposed on or incurred by Mortgagee at any time pursuant either to a judgment or decree or other order entered into by a court or administrative agency or to a settlement reasonably approved by Mortgagor, which judgment, decree, order or settlement is related in any way or arises out of the offer, sale or lease of the Property or transfer of interests therein and/or the ownership, use, occupation or operation of any portion of the Property, including without limitation, (a) all claims arising out of or in connection with a purported Operating Agreement, as such term is defined in an Easement Agreement dated February 22, 1982 recorded with said Deeds in Book 10011, Page 115, and (b) all loss, cost, damages or expenses arising out of or in connection with the lack of any sewer connection permit for the Property as may be required under applicable law.

          3.13 MANAGEMENT AGREEMENT. The term "Management Agreements" shall mean, collectively, the Management Agreement dated as of January 23, 1997 between Borrower and Overseas Management, Inc. (OMI) and the Agreement for

Consulting and Other Services dated as of January 23, 1997 between OMI and Urban Retail Properties Co. (OMI and Urban Retail Properties Co. hereinafter sometimes referred to individually as a "Management Company" and collectively as the "Management Companies"). No new agreements with respect to the management and/or operation of the Property and/or managers with respect to the Property shall be entered into or substituted without Mortgagee's prior written consent in its sole discretion.

               (a) Mortgagor hereby represents and warrants with respect to each of the Management Agreements as follows:

               (i) The copy of the Management Agreements delivered by Mortgagor to Mortgagee is accurate and complete. There are no other oral or written agreements, understandings or the like between Mortgagor and the Management Companies or between the Management Companies relating to the Property or the Management Agreements;

               (ii) The Management Agreements have not been modified, altered or amended in any material respect;

               (iii) The Management Agreements are in full force and effect and are valid, binding and enforceable against both the Management Companies and Mortgagor;

               (iv) Neither the Management Companies nor Mortgagor are in default under the Management Agreements. No state of facts exists which with notice, the passage of time or both, could ripen into a default under the Management Agreements. The Management Companies do not have any claims or rights of offset against the Mortgagor or each other based upon any prior defaults of Mortgagor or its predecessor(s) or the other Management Company; and

               (v) The making of the Loan will not result in any breach of, or constitute a default under, the Management Agreements.

               (b) Mortgagor covenants and agrees with respect to the Management Agreements as follows:

               (i) Mortgagor shall fully, timely and completely observe and perform in all material respects all of its other obligations under the Management Agreements(taking into account grace or cure periods, if any, under the Management Agreements).

               (ii) Mortgagor shall not cancel, terminate or surrender the Management Agreements or consent to or accept or permit a cancellation, termination or surrender thereof, whether or not such cancellation, termination or surrender is effected in accordance with the provisions thereof. Mortgagor may not modify, alter or amend, or permit or suffer the modification, alteration or amendment of, the terms of the Management Agreements, without first obtaining Mortgagee's prior written consent, which consent shall not be unreasonably withheld. Mortgagor shall not suffer or permit to occur any assignment or other transfer of the Management Companies' interests in the Management Agreements (whether or not such transfer or assignment is pursuant to rights granted to any Management Company in the Management Agreements) without the consent of Mortgagee in its sole discretion.

               (iii)  Mortgagor shall promptly deliver to Mortgagee copies of
               (a) all notices of default, and (b) all other notices, certificates, documents and instruments sent or received by Mortgagor under or with respect to the Management Agreements.

               (iv) Mortgagee may, but shall not be obligated to, cure any default by Mortgagor under the Management Agreements. No such action by Mortgagee shall release Mortgagor from any obligation under the Loan Documents. Mortgagor shall pay Mortgagee on demand all costs and expenses, including reasonable attorneys' fees, incurred by Mortgagee in connection with such cure. Such cure payments and costs and expenses of Mortgagee shall be secured hereby with the same priority as the Secured Indebtedness and shall bear interest from the date so advanced by Mortgagee until repaid at the Default Rate provided in the Notes.

               3.14 GROUND LEASE REPRESENTATIONS AND COVENANTS.

               a) As to each of its respective Ground Leases in which it holds tenant's estate therein, each Mortgagor represents and warrants as follows:

               (i) Such Mortgagor holds a direct leasehold (or subleasehold in the case of the Central Area Sublease and the Marriott Garage Sublease) estate in the Real Property demised thereunder pursuant to such Ground Lease;

               (ii) The copy of the Ground Lease delivered by Mortgagor to Mortgagee is accurate and complete. There are no other oral or written agreements, understandings or the like between Mortgagor and its respective lessor or sublessor under the Ground Lease relating to the Property or the Ground Lease;

               (ii) The Ground Lease has not been modified, altered or amended in any respect;

               (iii) The Ground Lease is in full force and effect and is valid, binding and enforceable against both such respective lessor or sublessor and Mortgagor;

               (iv) Neither such respective lessor or sublessor (as to the MTA and the BRA, as defined in Schedule A-1 and A-3, respectively, to Mortgagor's actual knowledge) nor Mortgagor is in default under the Ground Lease. No state of-facts exists which with notice, the passage of time or both, could ripen into a default under the Ground Lease by Mortgagor or any lessor or sublessor (as to the MTA or the BRA to Mortgagor's actual knowledge), except as set forth in the Estoppel Certificate from the MTA with respect to the Master Lease (the "MTA Estoppel");

               (v) The respective lessor or sublessor under the Ground Lease has consented to this Mortgage and the execution and delivery of the Loan Documents (or no consent was required); and the consummation of the transactions contemplated thereby will not result in any breach of, or constitute a default under, the Ground Lease;

               (vi) All actions which must be taken for Mortgagee to have the rights of a leasehold mortgagee pursuant to the Ground Lease have been taken and completed; and

                      (vii) Mortgagor has not granted any other leasehold mortgage or made any other assignment, pledge or hypothecation of its interest under the Ground Lease that will not be released upon funding of the Loan.

                      (b) Each Mortgagor covenants and agrees with respect to
               each of its Ground Leases in which it holds tenant's estate therein as follows:

                             (i) Such Mortgagor shall pay all rent and other monetary obligations under the Ground Lease when due and shall fully, timely and completely observe and perform in all material respects all of its other obligations under the Ground Lease (taking into account grace or cure periods, if any, under the Ground Lease).

                             (ii) Mortgagor shall not cancel, terminate or surrender the Ground Lease or consent to or accept a cancellation, termination or surrender thereof. Such Mortgagor shall not modify, alter or amend the Ground Lease without, in each instance, Mortgagee's prior written consent, which shall be at Mortgagee's sole discretion, except that Mortgagee shall not unreasonably withhold its consent to an amendment of the Central Areas Sublease whereby Mortgagor agrees to become liable for certain repair and maintenance costs of the lighting in connection with a settlement of the dispute with the MTA described in the MTA Estoppel.

                             (iii) Except in the case of permitted transfer
               under Section 3.03, Mortgagor shall not convey, assign, sell, mortgage, encumber, pledge, dispose of, hypothecate, grant a security interest in, grant options with respect to or otherwise dispose of (directly or indirectly) by operation of law or otherwise, of record or not, the Ground Lease or all or any part of its interest therein without, in each instance, the prior written consent of Mortgagee, which consent shall be at Mortgagee's sole discretion.

                    (iv) The fee title to the land described in Exhibit "B-1"
               through "B-3" (and in the case of Mortgagee's interest in a subleasehold estate, the estate of Mortgagor's sublessor as tenant under the underlying lease) and the leasehold estate under the Ground Lease shall not merge but shall remain at all times separate and distinct, notwithstanding the union of such estates in the lessor or sublessor under the Ground Lease, Mortgagor or a third party, whether by purchase or otherwise.

                         (v) Mortgagee shall at all times have the rights of a leasehold mortgagee as set forth in the Ground Lease.

                         (vi) Mortgagor shall promptly deliver to Mortgagee copies of (a) all notices of default, and (b) all other notices, certificates, documents and instruments sent or received by Mortgagor under or with respect to the Ground Lease.

                         (vii) In the event of any default by Mortgagor in the performance of any of its obligations under the Ground Lease, including, without limitation, any default in the payment of rent, additional rent and other charges and impositions made payable by the tenant under the Ground Lease, then, in each and every case, Mortgagee may, at its option, upon five (5) business days' notice to Mortgagor, cause the default or defaults to -be remedied and otherwise exercise any and all of the rights of Mortgagor thereunder in the name of and on behalf of the Mortgagor but no such action by Mortgagee shall release Mortgagor from any default under this Mortgage. Mortgagor shall, on demand, reimburse Mortgagee for all advances made and expenses incurred by Mortgagee in curing any such default (including, without limitation, attorneys' fees and disbursements), together with interest thereon at the Default Rate provided in the Note from the date that an advance is made or expense is incurred, to and including the date the same is paid and such monies so expended by Mortgagee with interest thereon shall be secured by this Mortgage.

                         (viii) Subject to subparagraph (c) below, it is hereby
               agreed that the fee title and the leasehold estates in the property demised by the Ground Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of said estates in either the landlord thereunder, Mortgagor or a third party, whether by purchase or otherwise and Mortgagee shall continue to have and enjoy all of the rights and privileges of the Mortgagee as to the separate estates. If Mortgagor acquires the fee title, the interest of the Ground Lessee or any other estate, title or interest in the property demised by the Ground Lease, or any part thereof, the lien of this Mortgage shall attach to, cover and be a lien upon such acquired estate, title or interest and same shall thereupon be and become a part of the Mortgaged Property with the same force and effect as if specifically encumbered herein. Mortgagor agrees to execute all instruments and documents which Mortgagee may reasonably require to ratify, confirm and further evidence Mortgagee's lien on the acquired estate, title or interest.

               Furthermore, Mortgagor hereby appoints Mortgagee its true and lawful attorney-in-fact to execute and deliver all such instruments and documents in the name and on behalf of Mortgagor. This power, being coupled with an interest, shall be irrevocable as long as the Secured Indebtedness remains unpaid. Provided that no Event of Default has occurred and is continuing, Mortgagee shall provide Mortgagor ten (10) days prior notice before exercising such power. Mortgagor shall not purchase the premises demised by the Ground Lease or acquire the interest of the Ground Lessor in such premises or sell its interest in the leasehold estate created by the Ground Lease without Mortgagee's prior written consent.

               (ix) If the Ground Lease is canceled or terminated, and if Mortgagee or its nominee shall acquire an interest in any new lease of the property demised thereby, Mortgagor shall have no right, title or interest in or to the new lease or the leasehold estate created by such new lease.

               (x) Mortgagor shall use its best efforts to obtain and deliver to Mortgagee from time to time within ten (10) days after written demand by Mortgagee, an estoppel certificate from the landlord under the Ground Lease (provided that with respect to estoppel certificates from the MTA or the BRA or any nonaffiliated Ground Lessor, Mortgagor shall use reasonable good faith efforts to obtain such certificates), as requested by Mortgagee, setting forth (i) the name of the tenant (under the Ground Lease, (ii) that the Ground Lease has not been modified or, if it has been modified, the date of each modification (together with copies of each such modification), (iii) the basic rent and additional rent payable under the Ground Lease, (iv) the date to which all rental charges have been paid by the tenant under the Ground Lease, and
               (v) whether there are any alleged defaults of the tenant under the Ground Lease or if there are any events which have occurred which with notice, such passage of time or both, would constitute a default under the Ground Lease, and, if there are, setting forth the nature thereof in reasonable detail and from the landlord under the Ground Lease containing information similar thereto.

               (xi) Mortgagee shall have no liability or obligation under the Ground Lease by reason of its acceptance of this Mortgage. Mortgagee shall be liable for the obligations of the tenant arising under the Ground Lease for only that period of time which Mortgagee is in possession of the Mortgaged Property or has acquired, by foreclosure or otherwise, and is holding all of the Mortgagor's right, title and interest therein.

               (xii) No release or forbearance of any of Mortgagor's obligations under the Ground Lease, pursuant to the Ground Lease or otherwise, shall release Mortgagor from any of its obligations under this Mortgage or the other Loan Documents.

               (xiii) Mortgagor shall enforce the obligations of the Ground Lessor under the Ground Lease, and will immediately notify Mortgagee of any default by either of the lessor, or by Mortgagor as lessee, in the performance or observance of any of the terms, covenants and conditions on the part of such lessor or Mortgagor, as the case may be, to be performed or observed under the Ground Lease and Mortgagor will immediately advise Mortgagee of the occurrence of any of the events of default enumerated in the Ground Lease and of the giving of any notice by the lessor under the Ground Lease to Mortgagor of any default by Mortgagor, as such lessee, in the performance or observance of any of the terms, covenants or conditions of the Ground Lease on the part of Mortgagor to be performed or observed and will immediately deliver to Mortgagee a true copy of each such notice. If, pursuant to the Ground Lease, the lessor shall deliver to Mortgagee a copy of any notice of default given to Mortgagor, as lessee under the Ground Lease, such notice shall constitute full authority and protection to Mortgagee for any action taken or omitted to be taken by Mortgagee, m good faith and in reliance thereon. Mortgagor shall promptly deliver to Mortgagee copies of all notices and other communications to Ground lessor under the Ground Lease.

               (xiv) Mortgagor shall give Mortgagee immediate notice of the commencement of any arbitration or appraisal proceeding concerning the provisions of the Ground Lease. Mortgagee shall have the right to intervene and participate in any such proceeding and Mortgagor shall confer with Mortgagee and its attorneys and experts and cooperate with them to the extent which Mortgagee deems reasonably necessary for the protection of Mortgagee. Upon the request of Mortgagee, Mortgagor will exercise all rights of arbitration conferred upon it by the Ground Lease. If at any time such proceeding shall be commenced, Mortgagor shall be in material default in the performance or observance of any covenant, condition or other requirement of the Ground Lease, or of this Mortgage, on the part of Mortgagor to be performed or observed, Mortgagee shall have, and is hereby granted, the sole and exclusive right to designate and appoint on behalf of Mortgagor, the arbitrator or arbitrators, or appraiser, in such proceeding.

               (xv) Mortgagor will, promptly after the execution and delivery of this Mortgage or of any instrument or agreement supplemental hereto, notify the lessor under the Ground Lease in writing of the execution and delivery hereof and deliver to such lessor a copy of each such instrument or agreement.

               (xvi) If the Ground Lease is rejected in any case, proceeding or other action commenced by or against the lessor under the Ground Lease (or any person or party constituting or having an interest in the Ground Lease) under the Bankruptcy Code of 1978 or any comparable federal or state statute or law, (i) Mortgagor, immediately after obtaining notice thereof, shall give notice thereof to Mortgagee, (ii) Mortgagor, without the prior written consent of

               Mortgagee, shall not elect to treat the Ground Lease as terminated pursuant to Section 365(h)(i) of said Bankruptcy Code or any comparable federal or state statute or law, and any election by Mortgagor made without such consent shall be void and
               (iii) this Mortgage and all the liens, terms, covenants and conditions of this Mortgage shall extend to and cover Mortgagor's possessory rights under Bankruptcy Code Section 365(h) and to any claim for damages due to lessor's rejection of the Ground Lease. In addition, to the extent not prohibited by applicable law, Mortgagor hereby assigns to Mortgagee Mortgagor's rights to accept disaffirmance of the Ground Lease and to offset rents under the Ground Lease in the event any case, proceeding or other action is commenced by or against the lessor under the Ground Lease under the Bankruptcy Code of 1978 or any comparable statute or law.

               (xvii) Mortgagor hereby assigns to Mortgagee Mortgagor's right to seek an extension of the 60-day period within which Mortgagor must accept or reject the Ground Lease under Section 365 of the Bankruptcy Code of 1978 or any comparable federal or state statute or law with respect to any case, proceeding or other action commenced by or against Mortgagor under such Code or comparable federal or state statute or law. Furthermore, at Mortgagee's request, to the extent not prohibited by applicable law, Mortgagor shall assign its interest in the Ground Lease to Mortgagee in lieu of rejecting the Ground Lease as described above, upon receipt by Mortgagor of written notice from Mortgagee of such request together with Mortgagor's agreement to cure any existing defaults of Mortgagor under the Ground I-ease.

               c) Immediately following the closing of the Loan, Copley shall cause the Master Lease between the Massachusetts Turnpike Authority (the "MTA"), as ground lessor, and UIDC, as ground lessee, referred to in Exhibit A-1 to be terminated with respect to the Central Area Property, and cause the Central Area Sublease simultaneously with such termination to become a direct lease between MTA and Copley, by complying with the provisions of that certain Non-disturbance, Recognition and Direct Leasing Agreement dated August 31, 1982 and recorded in the Suffolk Registry of Deeds in Book 10056, Page 242 (the "Direct Leasing Agreement") among the MTA, UIDC and UIDC of Massachusetts, Inc., the predecessor of Copley as ground lessee under the Central Area Sublease, and giving to the MTA a Notice of Direct Lease, as provided in Section 6 of the Direct Leasing Agreement, with the result that Copley's interest in the Central Area Property will be wholly independent of, and in no way contingent upon, the Master Lease, that this Mortgage will cover, among other things, such direct leasehold interest of Copley in the Central Area Property pursuant to the terms of the Central Area Sublease, and that Mortgagee shall have a valid first mortgage lien on such direct leasehold interest of Copley in the Central Area Property. Such Notice of Direct Lease shall include an assignment by UIDC to the MTA of its interest as lessor under the Central Areas Sublease. In connection with such collapse of such ground lease structure, Mortgagee, as existing lender, will execute the Notice of Direct Lease to evidence its consent to such collapse of the Master Lease pursuant to and in accordance with the terms of the Direct Leasing Agreement. Following the giving of the Notice of Direct Lease and the assignment of the Master Lease by UIDC to the MTA, UIDC shall automatically and without the necessity of any further action by or instrument signed by Mortgagee be released from its obligations under the Notes, Mortgage and all other Loan Documents.

          (d) - Reference is made to that certain Massachusetts Turnpike Authority Estoppel Certificate delivered to Mortgagee dated the date hereof (the "Estoppel Certificate") with respect to the Marriott Garage Sublease. Mortgagor acknowledges and agrees that it will not request a Transfer (as defined in the Estoppel Certificate) unless and until Mortgagor has received the prior written approval of Mortgagee to same, such approval not to be unreasonably withheld, and that if Mortgagee desires to request a Transfer, Mortgagor will also request such a Transfer at the direction of Mortgagee.

          3.15 SINGLE PURPOSE ENTITY/SEPARATENESS. Copley hereby represents and warrants to, and covenants with, Lender that as of the date hereof and until such time as the Loan shall be paid in full:

          (a) Copley does not own and will not own any asset or property other than (i) the Property, and (ii) incidental personal property necessary for the ownership or operation of the Property.

          (b) Copley will not engage in any business other than the ownership, management and operation of the Property and activities incidental thereto and Copley will conduct and operate its business substantially as presently conducted and operated. Copley shall not pledge its assets for the benefit of any other person or entity.

          (c) Copley will not enter into any contract or agreement with any affiliate of Copley, any constituent party of Copley, any Guarantor or any affiliate of any constituent party or Guarantor, except upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arms-length basis with third parties other than any such party. Copley will allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including paying for office space and services performed by any employee of an affiliate.

          (d) Copley has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) the Loan or (ii) unsecured trade and operational debt customarily payable within thirty (30) days incurred in the ordinary course of business with trade creditors and in amounts and upon terms of repayment as are normal and reasonable under the circumstances, and (iii) indebtedness permitted under Section 3.01(f) hereof.

          (e) Copley has not made and will not make any loans or advances to any third party (including any affiliate or constituent party, any Guarantor or any affiliate of any constituent party or Guarantor), and shall not acquire obligations or securities of its affiliates or any constituent party and shall not hold evidence of indebtedness issued by any other person or entity (other than cash and investment-grade securities).

          (f) Copley is and will remain solvent and Copley will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

          (g) Copley has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Copley will not, nor will Copley, except as specifically permitted under Section
3.03 hereof, permit any constituent party or Guarantor to amend, modify or otherwise change in any material respect the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of Copley, or such constituent party or Guarantor without the prior written consent of Mortgagee.

          (h) Copley will maintain books, records, financial statements and bank accounts separate from those of its affiliates and any constituent party and Copley will file its own tax returns. Copley shall maintain its books, records, resolutions and agreements as official records.

          (i) Copley will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Copley, any constituent party of Copley, any Guarantor or any affiliate of any constituent party or Guarantor), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its affiliates as a division or part of the other and shall maintain and utilize separate stationery, invoices and checks.

          (j) Copley will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

          (k) Neither Copley nor any constituent party will seek or effect the dissolution, winding up, sale of assets, liquidation, consolidation or merger, in whole or in part, of Copley.

          (l) Copley will not commingle the funds and other assets of Copley with those of any affiliate or constituent party, any Guarantor, or any affiliate of any constituent party or Guarantor, or any other person.

          (m) Copley has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or constituent party, any Guarantor, or any affiliate of any constituent party or Guarantor, or any other person.

          (n) Copley does not and will not hold itself out to be responsible for the debts or obligations of any other person or entity and does not and will not guarantee the debts or obligations of any other person or entity.

          (o) Copley shall not hold out its credit as being available to satisfy the obligations of any other person or entity.

          (p) Copley shall pay the salaries of its own employees from its own funds.

          (q) If Copley is a limited partnership or a limited liability company, a general partner or a member (an "SPC Member"), of Copley is and shall at all times be a corporation whose sole asset is its interest in Copley, and each such general partner or SPC Member will at all times comply, and will cause Copley to comply, with each of the representations, warranties and covenants contained in this Section 3.15 as if such representation, warranty or covenant was made directly by such general partner or SPC Member.

          (r) Copley shall at all times cause there to be at least one (or two if required by the Rating Agencies) duly appointed member of the board of directors (an "Independent Director") of each SPC Member of Copley, as applicable, reasonably satisfactory to Mortgagee who shall not have been at the time of such individual's appointment, and may not have been at any time during the preceding five years (i) a shareholder of, or an officer, director, partner, attorney or counsel or employee of, Copley or any of its shareholders, subsidiaries or affiliates, (ii) a customer of, or supplier to, Copley or any of its shareholders, subsidiaries or affiliates which derives more than 10% of its revenues from its activities with Mortgagor or such shareholders, subsidiaries or affiliates, (iii) a person or other entity controlling or under common control with any such shareholder, partner, supplier or customer, or (iv) a Family Member of any such shareholder, officer, director, partner, employee, supplier or customer. As used in this Section 3.15, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

          (s) Copley shall not cause or permit the board of directors of the SPC Member to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires the vote of the board of directors of the SPC Member, unless at the time of such action there shall be at least one member who is an Independent Director.

          (t) Copley shall conduct its business so that the assumptions made with respect to Copley in that certain opinion letter (the "Non-Consolidation Opinion") dated the date hereof delivered by Hutchins, Wheeler & Dittmar in connection with this Mortgage shall be true and correct in all respects.

          3.16 SECURITIZATION.

          (a)    Sale of Notes and Securitization.  At the request of Mortgagee
                 --------------------------------
and, to the extent not already required to be provided by Mortgagor under this Mortgage, Copley shall use reasonable efforts to satisfy the reasonable requirements of the Rating Agencies in connection with (x) any sale of Notes or participation therein or (y) any securitization of rated single or multi-class mortgage passthrough or other securities (the "Securities") secured by or evidencing ownership interests in any Note and this
-------------
Mortgage or a participation interest in the Loan in a rated or unrated public offering or private placement (such sale and/or securitization, a "Securitization"), including, without limitation:
-----------------

          (i)(A) subject to the terms of the Ground Leases, the Management Agreements, and other agreements affecting the management or operation of the Property, provide such reasonable financial and other information with respect to the Property, Copley, the Management Companies (to the extent available) and any tenants under Leases (to the extent available) of the Property, (B) provide business plans and budgets relating to the Property and (C) permit such site inspection, appraisals, market studies, environmental reviews and reports (Phase I's and, if reasonably deemed appropriate by Mortgagee based on its review of the Phase 1, Phase H's), engineering reports and other due diligence investigations of the Property, as may be reasonably requested by Mortgagee or the Rating Agencies or as may be necessary or appropriate in connection with a Securitization (the "Provided Information"); Provided, however, that no
                    ---------------------------------  -------
Constituent Members of Copley nor any principal or other affiliate or related person or entity of Copley or the Constituent Members of Copley, shall be required to make any representations, warranties or covenants in connection with a Securitization, nor shall such persons or entities be liable for any representations, warranties or covenants made by Copley except liability which is otherwise provided for in Section 1. 17(b) of the Mortgage or the other Loan Documents; and further provided that any such environmental reviews and reports and engineering reports shall be performed by reputable engineers that are licensed to practice in Massachusetts and approved by Copley;

          (ii) cause counsel to Copley to render a non-consolidation opinion in substantially the same form as such opinion delivered on the date hereof;

          (iii) make such representations and warranties consistent to those made by Mortgagor in this Mortgage as of the closing date of a Securitization subject to necessary updates with respect to the Property, Mortgagor and the Loan Documents and as may be reasonably requested by Mortgagee or the Rating Agencies; and

          (iv) execute such amendments to the Loan Documents and Copley's organizational documents, as may be requested by the Rating Agencies in order to achieve the required rating to effect a Securitization; provided, that nothing
                                                        --------
contained in this subsection (iv) shall result in any adverse economic or other adverse impact on Copley or its Constituent Members (as determined by Copley in its reasonable discretion) or result in any material liability or adverse tax impact to Mortgagor or its Constituent Members or their affiliates.

          (b)    Cooperation with Rating Agencies - In the event the Loan
                 --------------------------------
secured hereby or any Note or any interest in the Loan or any Note interest therein becomes an asset of a Securitization, Mortgagor shall use its reasonable efforts to cooperate to (i) gather any environmental information required by the Rating Agencies in connection with such a Securitization, (ii) at Mortgagee's request, meet with representatives of such Rating Agencies to discuss the business and operations of the Property, and (iii) cooperate with the reasonable requests (subject to subparagraph (a)(iv) above) of the Rating Agencies in connection with the Securitization.

          (c)    Securitization Financial Statements.  Mortgagor covenants and
                 -----------------------------------
agrees that, upon Mortgagee's written request therefor in connection with a Securitization in which this Mortgage or any interest therein is to be included as an asset, Mortgagor shall deliver audited financial statements and related documentation prepared in compliance with Section 1.11 hereof by an independent certified public accountant that satisfy applicable federal securities law requirements for use in a Public Registration Statement (which may include up to three (3) years of historical audited financial statements) or an offering memorandum in connection with a private placement. A "Public Registration Statement" shall mean a registration statement meeting the requirements of
Section 5 of the Securities Act of 1933, as amended (the "Securities Act").(d)
                                                         ---------------------
Costs and Expenses.  Notwithstanding anything in this Mortgage to the contrary,
------------------
Mortgagee shall pay or reimburse Mortgagor for any and all out-of-pocket fees, costs and expenses incurred by Mortgagor relating to any securitization, including, without limitation, fees and expenses of any trustee or servicer and its counsel and underwriter's counsel and accountants and the reasonable fees and expenses of any independent director(s) of the SPC member of Copley not to exceed $1,000 per year) other than those fees, costs and expenses which are otherwise expressly the obligation of Mortgagor under this Mortgage or the other Loan Documents and would be incurred absent any proposed or actual Securitization. Whether or not any Securitization closes, Mortgagee shall, at the direction of Mortgagor, pay directly or reimburse Mortgagor within 30 days after demand for any reasonable out-of-pocket costs and expenses (including reasonable fees and disbursements of accountants and counsel) incurred by Mortgagor in connection with any Securitization which are in excess of the costs of financial statements and related documentation which Mortgagor would incur pursuant to Section 1.11 hereof. If in connection with any such Securitization involving the rating of the Loan or any Note or interest in the Loan or any Note by a Rating Agency, the servicer or subservicer of the Loan or any Note or interest in the Loan or any Note will no longer be Mortgagee or any affiliated entity of Mortgagee, then Mortgagor shall have the right in its reasonable discretion to approve such new servicer, however, such approval shall be deemed given if the new servicer is acceptable to any Rating Agency.

          (d)    Rating Agency.  As used herein, the term "Rating Agency" shall
                 -------------
mean any of the following: Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., Duff & Phelps Credit Rating Co., Moody's Investors Services, Inc. and Fitch Investor Services, L.P. or, if such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency designated by Mortgagee; provided, however, that at any time during which the Loan or any Note or
-----------------
interest in the Loan or any Note is an asset of a Securitization, "Rating Agencies" shall mean the rating agencies that from time to time rate the Securities issued in connection with such Securitization with respect to which Mortgagee shall have given written notice specifying such rating agencies to Mortgagor.

          3.17   COMPLIANCE WITH RICO.  Mortgagor covenants and agrees to
                 --------------------
provide evidence reasonably satisfactory to Mortgagee that the Property is not subject to forfeiture pursuant to the Racketeer Influenced and Corrupt Organizations Act of 1970 ("RICO"), including, without limitation, representations and warranties of Mortgagor that:

          (a) The Property will not be used in any manner, and the Property was not purchased with proceeds (or other things of value) which would subject the Property for forfeiture pursuant to RICO or any other federal, state or local law.

          (b) No enterprise or activity will be engaged in or conducted by Mortgagor, and Mortgagor shall not knowingly pen-nit any enterprise or activity on the Property by any other person of entity, which would subject the Property to forfeiture pursuant to RICO or any other federal, state or local law. Mortgagor hereby covenants to defend, indemnify and hold Mortgagee harmless from and against any and all liability, loss, costs, damage, penalty and expense (including, without limitation, attorney's fees and costs) that Mortgagee may incur as a result of any misrepresentation or failure to comply by Mortgagor with any of the representations, warranties and covenants set forth above.

          3.18 REPRESENTATIONS OF MORTGAGOR.
               ----------------------------

          Mortgagor represents and agrees that: (i) no partner, member or stockholder of Mortgagor is or will be an officer or director of Mortgagee or is or will be a son, daughter, mother, father or spouse of an officer or director of Mortgage; and (ii) neither Mortgagor nor any partner, member or stockholder of Mortgagor is or will be, and no direct legal or beneficial interest in Mortgagor is or will be held by, a "foreign person" within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, and the amendments of such Code or Regulations as promulgated pursuant to such Code.

          ARTICLE IV - MISCELLANEOUS COVENANTS

          4.01 REMEDIES CUMULATIVE. Subject to Section 1. 17 hereof, no right, power or remedy conferred upon or reserved to Mortgagee by any of the Loan Documents is intended to be exclusive of any other right, power or remedy, but shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or under any of the other Loan Documents or now or hereafter existing under applicable law.

         4.02 NOTICES. All notices, demands and requests given or required to be given by either party hereto to the other party shall be in writing. All notices hereunder shall be deemed to have been duly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail, UPS overnight or other comparable overnight courier service to the parties at the addresses set forth on Exhibit "D" (or at such other addresses as shall be given in writing by any party to the others) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such United States Express Mail or courier service.

          4.3    HEIRS AND ASSIGNS; TERMINOLOGY.

          (a) This Mortgage applies to, inures to the benefit of, and binds Mortgagor and Mortgagee, their heirs, legatees, devisees, administrators, executors, successors and assigns. The term "Mortgagor" shall include both the original Mortgagor and any subsequent owner or owners of any of the Property, and whenever the term "Mortgagor" is used herein, it shall be deemed to refer to each Mortgagor individually as well as to both Mortgagors collectively; provided, however, that the term "Mortgagor" shall not include UIDC after the Notice of Direct Lease is given in accordance with the provisions of Section 3.14(c) hereof. The term 'Mortgagee" shall include the owners and holders of the Notes, whether or not named as Mortgagee herein. If Mortgagor consists of more than one entity, the liability of each Mortgagor hereunder shall be joint and several.

          (b) In this Mortgage, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

          4.04 SEVERABILITY. If any provision hereof should be held unenforceable or void, then such provision shall be deemed separable from the remaining provisions and shall in no way affect the validity of this Mortgage except that if such provision relates to the payment of any monetary sum, then, Mortgagee may, at its option, declare the Secured Indebtedness immediately due and payable.

          4.05 APPLICABLE LAW. This Mortgage shall be construed and enforced in accordance with the laws of the State.

          4.06 CAPTIONS. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or intent of this Mortgage, nor in any way affect this Mortgage.

          4.07 TIME OF THE ESSENCE. Time shall be of the essence with respect to all of Mortgagor's obligations under this Mortgage and the other Loan Documents.

          4.08 NO MERGER. In the event that Mortgagee should become owner of the Property, there shall be no merger of the estate created by this Mortgage with the fee estate (or underlying leasehold estate in the case of Mortgagee's subleasehold interest) in the Property.

          4.09 NO MODIFICATIONS. This Mortgage may not be changed, amended or modified, except in a writing expressly intended for such purpose and executed by Mortgagor and Mortgagee.

          4.10   JURISDICTION AND VENUE: WAIVER OF JURY TRIAL.  MORTGAGOR HEREBY
                 --------------------------------------------
ACKNOWLEDGES THAT THE TRANSACTION EVIDENCED HEREBY IS A COMMERCIAL TRANSACTION. MORTGAGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS (INCLUDING

FEDERAL COURTS HAVING JURISDICTION IN THE COMMONWEALTH) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO OBJECT TO JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS OR VENUE IN ANY PARTICULAR FORUM WITHIN THE COMMONWEALTH OF MASSACHUSETTS, AND (H) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN ACTUAL DAMAGES. MORTGAGOR AGREES THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO MORTGAGOR AT THE ADDRESS SET FORTH ABOVE (OR SUCH DIFFERENT ADDRESS PROVIDED IN THE MANNER SET FORTH FOR THE GIVING OF NOTICES UNDER THIS INSTRUMENT), AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT OR REFUSAL OF RECEIPT OF SUCH NOTICE. MORTGAGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY JURISDICTION AND IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OBLIGATIONS, THE OTHER LOAN DOCUMENTS, OR ANY CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN THE MORTGAGOR AND THE MORTGAGEE. THIS WAIVER OF JURY TRIAL SHALL BE EFFECTIVE FOR EACH AND EVERY DOCUMENT EXECUTED BY MORTGAGOR OR MORTGAGEE, AND DELIVERED TO MORTGAGEE OR MORTGAGOR, AS THE CASE MAY BE, WHETHER OR NOT SUCH DOCUMENT SHALL CONTAIN A WAIVER OF JURY TRIAL. MORTGAGOR FURTHER CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

          This Mortgage is upon the STATUTORY CONDITION and upon the further condition that all covenants and agreements on the part of Mortgagor herein undertaken shall be kept and fully and seasonably performed and that no breach of any other of the conditions specified herein shall be permitted, for any breach of which conditions, which breach is or becomes an Event of Default, Mortgagee shall have the STATUTORY POWER OF SALE.

          4.11. COUNTERPARTS. This Mortgage may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, Mortgagor has executed this Mortgage. or has caused this Mortgage to be executed, as a sealed instrument, by its duly authorized representative(s) as of the day and year first written above.



WITNESS/ATTEST:               COPLEY PLACE ASSOCIATES, LLC
                              a Delaware limited liability company

                              By:  Overseas Partners Capital Corp.,
/s/Marcia Miller              its managing member
   -------------

                                    By:  /s/ Bruce M. Barone
                                         -------------------
                                         Its: President and CEO
                                              -----------------
                                         Hereunto duly authorized

/s/ Kevin C. Votta            By:   JMB Realty Corporation
------------------                      Its Member

                                    By:  /s/ Elizabeth Kogan
                                         -------------------
                                         Its: Vice President
                                              --------------
                                         Hereunto duly authorized

                              URBAN INVESTMENT AND
                              DEVELOPMENT CO.
                              an Illinois general partnership

                              By:   JMB Realty Corporation
                                    its general partner

/s/ Stephanie C. Silvers            By:  /s/ Elizabeth Kogan
------------------------                 -------------------
                                       Its: Vice President
                                            --------------
                                       Hereunto duly authorized

STATE OF GEORGIA)
                )  ss:
COUNTY OF DEKALB)                             July 30, 1997



          Then personally appeared before me, the above named Bruce M. Barone,
                                                              ---------------
President of Overseas Partners Capital corp., a Delaware corporation Managing
---------
Member of Copley Place Associates LLC, a Delaware limited liability company, who executed the foregoing instrument as the free act and deed of said corporation in its capacity as Managing Member of said limited liability company pursuant to proper authorization of the members of such limited liability company, and as the free act and deed of said limited liability company.


                                    /s/ Elise R. Kitchens
                                    ---------------------
                                    Notary Public
                                    My Commission Expires 12-12-2000



STATE OF NEW YORK )
                  )  ss:
COUNTY OF NEW YORK)                           July 30, 1997



Then personally appeared before me, the above named Elizabeth Kogan, Vice
                                                    ---------------------
President of JMB Realty Corporation., a Delaware corporation a member of
---------
Copley Place Associates LLC, a Delaware limited liability company, who executed the foregoing instrument and acknowledged that he executed the foregoing instrument as the free act an deed of said corporation in its capacity as member of said liability company pursuant to proper authorization of the members of such limited liability company, and as the free act and deed of said limited liability company.


                                    /s/ Lily H. Lee
                                    ---------------
                                    Notary Public
                                    My Commission Expires June 13, 1998

                                                LILY H. LEE
                                      Notary Public State of New York
                                               No. 30-4934013
                                         Qualified in Nassau County
                                    Certified Filed in New York County.
                                      Commission Expires June 13, 1998

STATE OF NEW YORK  )
                   )  ss:
COUNTY OF NEW YORK )                               July 30, 1997



Then personally appeared before me, the above named Elizabeth Kogen, Vice
                                                    ---------------------
President of JMB Realty Corporation., general partner of Urban Investment &
---------
Development Co., an Illinois general partnership, who executed the foregoing instrument of Urban Investment and Development Co., an Illinois general partnership, who executed the foregoing instrument and acknowledged that he executed the foregoing instrument as the free act and deed of said corporation in its capacity as general partner of said partnership pursuant to proper authorization of the partners of said partnership, and as the free act and deed of such partnership.


                                    /s/ Lily H. Lee
                                    ---------------
                                    Notary Public
                                    My Commission Expires June 13, 1998

                                                LILY H. LEE
                                      Notary Public State of New York
                                               No. 30-4934013
                                         Qualified in Nassau County
                                    Certified Filed in New York County.
                                      Commission Expires June 13, 1998

                                 EXHIBIT "A-1"-
                                 -------------

Master Lease Documents
----------------------

          1. Lease dated December 22, 1978, by and between the Massachusetts Transportation Authority ("MTA"), as landlord, and Urban Investment and Development Co., a Delaware corporation ("URBAN"), as tenant.

          2. Amended and Restated Lease dated January 31, 1980, by and between the MTA and Urban.

          3. Technical Memorandum dated November 12, 1980, by and between MTA and Urban.

          4. Amendment to Technical Memorandum dated December 15, 1980, by and between MTA and Urban.

          5. Second Amendment to Technical Memorandum dated May 18, 1981, by and between MTA and Urban.

          6. Notice of Lease dated May 27, 1981, by and between MTA and Urban, recorded with the Suffolk Registry of Deeds in Book 9804, Page 1, and filed with the Suffolk Registry District of the Land Court as Document No. 356809.

          7. Non-Disturbance, Recognition and Direct Leasing Agreement dated July 15, 1981, by and among MTA, Urban and Westban Hotel Venture ("WESTBAN"), recorded in the Suffolk Registry of Deeds in Book 9805, Page 141.

          8. Non-Disturbance, Recognition and Direct Leasing Agreement dated January 12, 1982, by and among MTA, Urban and Marriott Urban Boston Venture ("MUBV"), recorded in the Suffolk Registry of Deeds in Book 16150, Page 94.

          9. Non-Disturbance, Recognition and Direct Leasing Agreement dated August 31, 1982, by and among MTA, Urban and UIDC of Massachusetts, Inc., a Delaware corporation ("UIDC-MA"), recorded in the Suffolk Registry of Deeds in Book 10056, Page 242'.

          10. Instrument of Transfer by Urban to Urban Investment and Development Co., an Illinois general partnership ("UIDC-MA"), dated December 24, 1996 and recorded in the Suffolk Registry of Deeds on March 6, 1990 in Book 16150, page 056 and filed with the Suffolk Registry District of the Land Court as Document No. 462741.

          11. Third Amendment to Technical Memorandum dated February 21, 1990, by and between MTA and UIDC, as successor-in-interest to Urban.

          12. Amended Notice of Lease dated February 21, 1990, by and between MTA and UIDC, recorded in the Suffolk Registry of Deeds in Book 16150, Page 072.

          13. Notice of Direct Lease dated November 22, 1995, by and among MTA,UIDC and MUBV, recorded in the Suffolk Registry of Deeds in Book 20322, Page 25.

          14. Notice of Direct Lease dated ______________ by and among MTA, UIDC and Westban, recorded in the Suffolk Registry of Deeds in Book ______, Page
____.

                                 EXHIBIT "A-2"
                                 -------------

Central Area Sublease Documents
-------------------------------

          1. Sublease dated August 31, 1982, by and between Urban Investment and Development Company, a Delaware corporation (URBAN") and UIDC of Massachusetts, Inc. a Massachusetts Corporation ("UIDC-MA").

          2. Central Area Notice of Sublease dated August 31, 1982, by and between Urban and UIDC-MA, recorded in the Suffolk Registry of Deeds in Book 10056, Page 233.

          3. Non-Disturbance, Recognition and Direct Leasing Agreement dated August 31, 1982, by and among Massachusetts Turnpike Authority ("MTA"), Urban and UIDC-MA, recorded in the Suffolk Registry of Deeds in Book 10056, Page 242.

          4.    Assignment of Tenant's Interest in Sublease dated September
1, 1983, by UIDC-MA to Urban, recorded in the Suffolk Registry of Deeds in Book 10592, Page 216.

          5. Assignment of Tenant's Interest in Sublease dated September 1, 1983, by Urban to Carlyle Real Estate Limited Partnership XHI ("CARLYLE"), recorded in the Suffolk Registry of Deeds in Book 10592, Page 225.

          6. Assignment of Tenant's Interest in Sublease dated September 1, 1983,by Carlyle to Copley Place Associates, an Illinois general partnership ("CPA"), recorded in the Suffolk Registry of Deeds in Book 10592, Page 235.

          7. Assignment of Tenant's Interest in Sublease dated September 1, 1983, by UIDC to CPA, recorded in the Suffolk Registry of Deeds in Book 10592, Page 246.

          8. First Amendment of Central Area Air Rights Sublease dated March 21, 1985, by and between Urban and UIDC-MA, recorded in the Suffolk Registry of Deeds in Book 11479, Page 339.

          9. Assignment of Tenant's Interest in Sublease dated July 18, 1989, by CPA to Copley Place Associates Nominee Corporation, a Delaware corporation ("NOMINEE"), recorded in the Suffolk Registry of Deeds in Book 15873, Page 232.

          10. Merger of Nominee into Copley Place Associates, LLC, a Delaware limited liability company ("COPLEY"), pursuant to a certificate of merger dated July 24, 1997 and filed with the Suffolk County Registry of Deeds.

                                 EXHIBIT "A-3"
                                 -------------


          1. Lease dated March 7, 1986, by and between Boston Redevelopment Authority ("BRA"), as landlord, and Urban Investment and Development Co., a Delaware corporation ("URBAN"), as tenant.

          2. Notice of Lease by and between UIDC and BRA, recorded on December 19, 1986 with the Suffolk Registry of Deeds in Book 13215, Page 125, and filed with the Suffolk County Registry District of the Land Court as Document No. 41561 1.

          Instrument of Transfer by Urban to Urban Investment and Development Co., an Illinois general partnership ("UIDC"), dated December 24, 1996 and recorded in the Suffolk Registry of Deeds on March 6, 1990 in Book 16150, page 056 and filed with the Suffolk Registry District of the Land Court as Document No. 462741.

          4. Amendment to Lease dated December 30, 1986, by and between BRA and UIDC, recorded on with the Suffolk Registry of Deeds in Book 13321, Page 244, and filed with the Suffolk Registry District of the Land Court as Document No. 416992.

          5. Ratification of Amendment to Lease dated as of January 16, 1997 by UIDC [and recorded on March 31, 1997 with the Suffolk Registry of Deeds in Book 21172, Page 343, and filed with the Suffolk Registry District of the Land Court as Document No. 548456].

          6. Assignment and Assumption of Ground Lease dated January 23, 1997 by and between UIDC and Copley Place Associates, LLC, a Delaware limited liability company ("COPLEY") recorded on January 31, 1997 with the Suffolk Registry of Deeds in Book 21178, Page 1, and filed with the Suffolk Registry District of the land Court as Document No. 548459.

                                  EXHIBIT A-4
                                  -----------

Marriott Garage Sublease Documents
----------------------------------

          1. Sublease Agreement for Garage Facilities dated February 22, 1982, by and between Marriott Boston Urban Venture ("MUBV") and UIDC of Massachusetts, Inc. a Massachusetts Corporation ("UIDC-MA").

          2. Notice of Sublease dated February 22, 1982, by and between MLJBV and UIDC-MA, recorded in the Suffolk County Registry of Deeds in Book 10011, Page 178.

          3. Assignment of Tenant's Interest in Sublease dated September 1, 1983, by UIDC-MA to Urban Investment and Development Co., a Delaware Corporation ("UIDC"), recorded in the Suffolk County Registry of Deeds in Book 10696, Page 163.

          4. Assignment of Tenant's Interest in Sublease dated September 1, 1983, by UIDC to Carlyle Real Estate Limited Partnership XHI ("CARLYLE"), recorded in the Suffolk County Registry of Deeds in Book 10696, Page 165.

          5. Assignment of Tenant's Interest in Sublease dated September 1, 1983, by Carlyle to Copley Place Associates, an Illinois general partnership ("CPA"), recorded in the Suffolk County Registry of Deeds in Book 10696, Page 167.

          6. Assignment of Tenant's Interest in Sublease dated September 1, 1983, by UIDC to CPA, recorded in the Suffolk County Registry of Deeds in Book 10696, Page 169.

          7. Merger of CPA into Copley Place Associates, LLC, a Delaware limited liability company ("COPLEY"), pursuant to a certificate of merger dated __________________and filed with the _____________________________

                                 EXHIBIT "B-1"
                                 -------------

                          DESCRIPTION OF REAL PROPERTY

                                  CENTRAL AREA
                                  ------------

                                 EXHIBIT "B-2"
                                 -------------

                          DESCRIPTION OF REAL PROPERTY

                            DARTHMOUTH STREET GARAGE
                            ------------------------

                                 EXHIBIT "B-3"
                                 -------------

                          DESCRIPTION OF REAL PROPERTY

                                MARRIOTT GARAGE
                                ---------------

                                  EXHIBIT "C"
                                  -----------

                              PERMITTED EXCEPTIONS



Exceptions set forth in Schedule B Part One of commitment to Issue Insurance No. 9663-00103-01 issued by Chicago Title Insurance Company as marked and redated through the date hereof.

                                  EXHIBIT "D"
                                  -----------

                       TO MORTGAGE AND SECURITY AGREEMENT

1.  DEFINED TERMS

          "County" shall mean Suffolk County.

          "Debt Service" shall mean, for the annual period in question, the sum of (i) the expenses of Mortgagor for such period for interest payable with respect to the Secured Indebtedness and for fees payable hereunder, under the other Loan Documents or in connection with such Secured Indebtedness, plus (ii)
                                                                      ----
all principal amounts payable during such period, in each case determined in accordance with generally accepted accounting principles.

          Default" shall mean any condition or occurrence which with notice and/or the passage of time would be an Event of Default.

          "Gross Income" shall be determined on an annual basis and shall mean the sum of cash received during the annual period in question of Mortgagor in payment of the following items:

              (a) rentals, including minimum or base rent, percentage rent, fees paid under the Management Agreements, and rent attributable to recovery of tenant improvements costs received from tenants occupying space in the Property during such year;

              (b) cash reimbursements from tenants under Leases of operating expenses, insurance premiums, and real estate taxes and the cost of tenant improvements;

              (c) parking revenues received in connection with the operation of parking facilities;

              (d) receipts from laundries, vending machines, recreational facilities and any and all other operating revenues received from the Property; and

              (e) proceeds from business interruption insurance.

          If Mortgagor shall receive cash by reason of fire or other casualty insurance proceeds, or a taking by eminent domain, or a loan or advance or a sale of any part of the Property or settlement of any litigation, such amounts shall not be included in Gross Income.

Gross Income shall be determined on a cash basis consistent with the foregoing.

          The term "Hazardous Substances' shall include without limitation: (i) those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in the Comprehensive Environmental Response. Compensation and Liability Act of 1980 (42 U.S.C. 9601 et seq.) ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499 100 Stat. 1613) ("SARA"), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. 6901 et seq.) ("RCRA"), and the Hazardous Materials Transportation Act, 49 U.S.C. 1801 et seq., and in the regulations promulgated pursuant to said laws, all as amended; (ii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); (iii) any material, waste or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a "hazardous substance" pursuant to
Section 311 of the Clean Water Act, 33 U.S.C. 251 et seq. (33 U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. (S) 1317); (E) flammable explosives; or (F) radioactive materials; and (iv) any toxic or hazardous waste, material or substance or any oil or pesticide listed in, covered by, or regulated pursuant to, the Massachusetts Hazardous Material Release and Response Act of 1983, Massachusetts General Laws, Chapter 21E, and the regulations pertaining thereto, as heretofore or hereafter amended; and (v) such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

          "Leasing Guidelines" shall mean the following guidelines for the leasing of space at the Property:

          (a)    Form of Lease.  All Leases shall be substantially on the
                 -------------
standard form of office or retail lease, as the case may be, which has been approved by Mortgagee, which approval shall not be unreasonably withheld.

          (b)    Taxes and Expenses.  Each retail Lease shall contain provisions
                 ------------------
requiring the tenant thereunder to pay ITS proportionate share of operating expenses and taxes and all office Leases shall contain provisions requiring the tenant thereunder to pay, after the first year, its proportionate share of increases in taxes and operating expenses.

          (c)    Tenn.  Each retail Lease shall have a term of no less than one
                 ----
(1) YEAR and no more than ten (10) years and each office Lease shall have a term of no less than one (1) year and no more than fifteen (15) years.

          (d)    Fair Market R=.  The rent under each Lease shall be on fair
                 -----------
market terms and the lease shall otherwise be on fair market terms.

          (e)    Option to Purchase.  No Lease shall contain an option to
                 ------------------
purchase all or any part of the Property.

          (f)    No Default.  At the time of entering into any Lease there must
                 ----------
not currently exist an Event of Default under any of the Loan Documents.

          "Net Income" shall be determined on an annual basis and shall mean the amount by which the Gross Income of Mortgagor from the Property for the annual period in question exceeds the aggregate of the following items for such annual period:

          (a) all operating costs and expenses incurred in the operation of the Property including, without limitation, real estate taxes and betterment assessments, management fees for the Property and cash security deposits from tenants returned to tenants in cash to the extent the same were included as a part of Gross Income; and

          (b) funded reserves established for replacement and other purposes for which funds are set aside in a separate account or accounts paid in cash (or, in the case of reserves, set aside in cash) during such period, but there shall not be deducted from Gross Income amounts paid from funded reserves theretofore established. Without limitation, charges for income taxes, capital gain taxes, corporate excise taxes and similar taxes, and depreciation, amortization and other non-cash expenses shall not be deducted from Gross Income in determining Net Income.

Net Income shall be determined on a cash basis, modified as described above.

          "Rents and Profits" shall mean all and any income, rents, royalties, revenue, issues, profits, proceeds, accounts receivable and other benefits now or hereafter arising from the Property, or any part thereof.

          "Requirements" shall' mean all requirements relating to land and building construction, use and maintenance, including, without limitation, planning, zoning, subdivision, environmental, air quality, flood hazard, fire safety, handicapped facilities and other governmental approvals, permits, licenses and/or certificates as may be necessary from time to time to comply with any of the foregoing, and other applicable statutes, rules, orders, regulations, laws, ordinances and covenants, conditions and restrictions, which now or hereafter pertain to the design, construction, existence, operation or use and occupancy of the Property, or any part thereof, or any business conducted therein or thereon.

          "State" shall mean the Commonwealth of Massachusetts, the state in which the
Property is located.

2.   ADDRESSES
     Mortgagor's address:

     Copley Place Associates, LLC
     c/o Overseas Partners Capital Corp.

     115 Perimeter Center Place, Suite 940
     Atlanta, Georgia 30346
     Attention: Secretary

     JMB Realty Corporation
     900 North Michigan Ave.
     Chicago, Illinois 60611
     Attention:  General Counsel

     with a copy to:

     Pircher Nichols & Meeks
     1999 Avenue of the Stars
     Los Angeles, California 90067
     Attn:  Real Estate Notices (SCS)


     Mortgagee's address:

     Metropolitan Life Insurance Company
     200 Park Avenue, 12th Floor
     New York, New York 10166
     Attention:  Senior Vice-President
                 Real Estate Investments
                 Northeastern Office

       and

     Metropolitan Life Insurance Company
     One Madison Avenue
     New York, New York 10010
     Attention:  Vice-President & Investment Counsel
                 Real Estate Investments

                                  EXHIBIT "E"
                                  -----------

                        TO MORTGAGE AND SECURITY AGREEMENT

                          REQUIREMENTS FOR RESTORATION

          Unless otherwise expressly agreed in a writing signed by Mortgagee for such purpose, the Requirements For Restoration shall be as follows:

          (a) In the event the Net Insurance Proceeds are to be used for the Restoration, Mortgagor shall, prior to the commencement of any work or services in connection with the Restoration (the "Work"), deliver or furnish to Mortgagee
(i) complete plans and specifications for the Work which (A) have been approved by all governmental authorities whose approval is required, (B) bear the signed approval of an architect satisfactory to Mortgagee (the "Architect") and (C) are accompanied by Architect's signed estimate of the total estimated cost of the Work which plans and specifications shall be subject to Mortgagee's prior approval (the "Approved Plans and Specifications"); (ii) the amount of money which, as reasonably determined by Mortgagee, will be sufficient when added to the Net Insurance Proceeds, if any, to pay the entire cost of the Restoration (all such money as held by Mortgagee being herein collectively referred to as the "Restoration Funds"); (iii) copies of all permits and approvals required by law in connection with the commencement and conduct of the Work; (iv) a contract for construction executed by Mortgagor and a contractor reasonably satisfactory to Mortgagee (the "Contractor") in form, scope and substance reasonably satisfactory to Mortgagee (including a provision for retainage) for performance of the Work; and (v) if the work is in excess of $2,000,000, a surety bond for and/or guarantee of payment for and completion of, the Work, which bond or guarantee shall be (A) in form, scope and substance satisfactory to Mortgagee,
(B) signed by a surety or sureties, or guarantor or guarantors, as the case may be, who are acceptable to Mortgagee, and (C) in an amount not less than Architect's total estimated cost of completing the Work.

          (b) Mortgagor shall not commence any portion of the Work, other than temporary work to protect the Property or prevent interference with business, until Mortgagor shall have complied with the requirements of subparagraph (a) above. After commencing the Work, Mortgagor shall perform or cause Contractor to perform the Work diligently and in good faith in accordance with the Approved Plans and Specifications, So long as there does not currently exist an Event of Default under any of the Loan Documents, Mortgagee shall disburse the Restoration Funds in increments to Mortgagor, from time to time as the Work progresses, to pay (or reimburse Mortgagor for) the costs of the Work, but subject to the following conditions, any of which Mortgagee may waive in its sole discretion: (i) Architect shall be in charge of the Work; (ii) Mortgagee shall make such payments directly or through escrow with a title company selected by Mortgagor and approved by Mortgagee, only upon not less than ten
(10) days' prior written notice from Mortgagor to Mortgagee and Mortgagor's delivery to Mortgagee of (A) Mortgagor's written request for payment (a "Request for Payment") accompanied by a certificate by Architect in form, scope and substance satisfactory to Mortgagee which states that all of the Work completed to that date has been done in compliance with the Approved Plans and Specifications and in accordance with all provisions of law, that the amount requested has been paid or is then due and payable and is properly a part of the cost of the Work and that when added to all sums, if any, previously paid out by Mortgagee, the requested amount does not exceed the value of the Work done to the date of such certificate; (B) evidence reasonably satisfactory to Mortgagee that there are no mechanic's or similar liens for labor or material supplied in connection with the Work to date or that any such liens have been adequately provided for to Mortgagee's satisfaction; and (C) evidence reasonably satisfactory to Mortgagee that the balance of the Restoration Funds remaining after making the payments shall be sufficient to pay the balance of the cost of the Work not completed to date (giving in such reasonable detail as Mortgagee may require an estimate of the cost of such completion). Each Request for Payment shall be accompanied by
(x) waivers of liens satisfactory to Mortgagee covering that part of the Work previously paid for, if any, (y) a search prepared by a title company or by other evidence satisfactory to Mortgagee that no mechanic's liens or other liens or instruments for the retention of title in respect of any part of the Work have been filed against the Property and not discharged of record, and (z) an endorsement to Mortgagee's title policy insuring the Mortgagee that no encumbrance exists on or affects the Property other than the Permitted Exceptions; (iii) no Lease or Leases affecting in the aggregate more than 10% of the leaseable area of the Property immediately prior to the damage or destruction shall have been canceled, nor contain any still exercisable right to cancel, due to such damage or destruction, or, if notwithstanding such canceled Leases or Leases containing such right to cancel, the Net Income, in the reasonable opinion of Mortgagee, derived from the Property shall be no less than
1.0 times annual Debt Service; and (iv) Any Request for Payment after the Restoration has been completed shall be accompanied by a copy of any certificate or certificates required by law to render occupancy of the Improvements legal.

          (c) If (i) within ninety (90) days after the occurrence of any damage or destruction to the Property requiring Restoration, Mortgagor fails to submit to Mortgagee and receive Mortgagee's approval of plans and specifications or fails to deposit with Mortgagee the additional amount necessary to accomplish the Restoration as provided in subparagraph (a) above, or (ii) within 30 days after such plans and specifications are approved by all such governmental authorities and Mortgagee, Mortgagor fails to commence and diligently continue to completion the Restoration, or (iii) subject to Section 1.16 hereof, Mortgagor becomes delinquent in payment to mechanics, materialmen or others for the costs incurred in connection with the Restoration, then, in addition to all of the rights herein set forth and after 10 business days' written notice of the non-fulfillment of one or more of the foregoing conditions, Mortgagee may apply the Restoration Funds then or thereafter held by Mortgagee to reduce the Secured Indebtedness in such order as Mortgagee may determine, and at Mortgagee's option and in its sole discretion, Mortgagee may declare the Secured Indebtedness immediately due and payable.

                                  EXHIBIT "F"
                                  -----------

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
-------------------------------------------------------

         THIS AGREEMENT, is dated as of the _________ day of________________, 1997, among METROPOLITAN LIFE INSURANCE COMPANY, with an address of One
Madison Avenue, New York, NY 10010 (the "Mortgagee"),________________________,
with an address of ____________________________ (the "Tenant"), and COPLEY PLACE ASSOCIATES,, LLC, with an address c/o Overseas Partners Capital Corp., 115 Perimeter Place, Suite 940, Atlanta, GA 30346 (the "Landlord").

WITNESSETH:

          WHEREAS, Tenant is the tenant under a certain lease dated as of ____________, 19____, as the same may have been or may be amended (the "Lease"), between Tenant and Landlord, covering premises located at __________________ Suffolk County, Boston, Massachusetts, as more particularly described in Exhibit A (the "Premises") which Premises are a part of the mixed-
             ---------
use retail/office project known as Copley Place, Boston, Massachusetts (the "Property"); and

          WHEREAS, Mortgagee has agreed to grant a loan to Landlord, which will be secured by, among other things, a mortgage of the Premises (the "Mortgage") and an assignment of rents and leases (the "Assignment"), both from Landlord to Mortgagee, provided Tenant shall subordinate the tenant's interest in the Lease and in the Premises as hereinafter provided.

          NOW, THEREFORE, in consideration of the premises and of the sum of ONE DOLLAR ($1.00) by each party in hand paid to the other, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

          1. The Lease, the terms thereof and all rights, options, liens or charges created thereby, is and shall be subject and subordinate to the Mortgage, the terms thereof and the lien created thereby insofar as it affects the Premises and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding the foregoing, Tenant agrees that Mortgagee may at any time, at its election, execute and record in the Suffolk County Registry of Deeds, a notice of subordination reciting that the Lease shall be superior to the lien of the Mortgage. From and after the recordation of such notice of subordination the Lease shall be superior to the lien of the Mortgage and shall not be extinguished by any foreclosure or sale thereunder.

          2. Tenant agrees that it will attorn to and recognize Mortgagee upon entry on the Premises for breach or default by Landlord under the Mortgage, any purchaser at a foreclosure sale under the Mortgage, any transferee who acquires the Premises by a deed in lieu or assignments in lieu of foreclosure, and the successors and assigns of such purchasers (each of whom be referred to as a "Foreclosure Purchaser"), as its landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease, upon the same terms and conditions set forth in the Lease except as otherwise specifically provided in this Agreement. Alternatively, upon Mortgagee's or such Foreclosure Purchaser's request, Tenant shall enter into a new lease with Mortgagee or such Foreclosure Purchaser for such unexpired balance of the term of the Lease, upon the same terms and conditions set forth -in the Lease except as otherwise specifically provided in this Agreement.

          3. If it should become necessary to foreclose the Mortgage or if Mortgagee shall otherwise take control of the Premises or succeed to the interest of Landlord under the Lease, Mortgagee shall recognize Tenant's rights thereunder, and shall not terminate the Lease nor join Tenant in summary proceedings so long as Tenant is not then currently in default under any of the terms, covenants, or conditions of the Lease.

          4. Tenant agrees that it shall give Mortgagee a copy of each notice of default delivered to Landlord with respect to any default under the Lease, such notice shall be delivered to Mortgagee in hand or sent by registered or certified mail to the address of Mortgagee set forth in Section 6 hereof and at
                                                        -------
the same time that such notice is delivered to Landlord. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in the Lease (including any applicable grace periods), the Mortgagee shall have an additional 60 days within which to cure such default, or, if such default cannot be cured within that period, then such additional time as may be necessary to effect such a cure if within such 60-day period Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure); and Tenant agrees that the Lease shall not be terminated while such remedies are being pursued. Mortgagee shall in no event be obliged to cure a default which is personal to Landlord, and therefore not reasonably susceptible of cure by Mortgagee.

          5. If Mortgagee shall succeed to the interest of Landlord under the Lease, whether as Mortgagee in possession or otherwise, Mortgagee shall not be
(a) liable for any act or omission of any prior landlord (including Landlord);
(b) liable for the return of any security deposits (except such as have been delivered to it); (c) subject to any offsets of defenses which Tenant might have against any prior landlord (including Landlord); (d) bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord), except if such rent is delivered to Mortgagee; (e) bound by any amendment or modification of the Lease made without its consent except to the extent such amendment did not require the consent of Mortgagee under the Mortgage and the Assignment; (f) bound by the consent of any prior landlord (including Landlord) to any assignment or sublease of Tenant's interest in the Lease made without also obtaining Mortgagee's prior written consent (which shall not be unreasonably withheld); (g) liable or have any obligation with respect to the completion of any tenant improvements to the Premises; or (h) personally liable for any default under the Lease or any covenant on its part to be performed thereunder, as landlord, or pursuant to this Agreement it being acknowledged that Tenant's sole remedy in the event of such default shall be to proceed against Mortgagee's equity interest (if any) in the Premises.

          6. Tenant hereby acknowledges that the entire interest of Landlord in and to the Lease is being assigned to Mortgagee pursuant to the terms of the Assignment. Tenant further acknowledges and agrees: (a) that the Lease cannot be terminated by Landlord (either directly or by the exercise of any option which could lead to termination) except in the event of a material default by Tenant or modified in any of its terms (except to the extent such amendment did not require the consent of Mortgagee under the Mortgage and the Assignment), or consent be given to the release of any party having liability thereon by Landlord, without the prior written consent of Mortgagee, and without such consent, no rent may be collected or accepted by Landlord more than one month in advance; (b) that upon notice from Mortgagee, whether or not Mortgagee shall have taken possession of the Premises, Tenant shall pay all rent due under the Lease to Mortgagee at its address set forth in the first paragraph hereof or to such other address as Mortgagee shall specify; and (c) that any notice to be sent by Tenant to Mortgagee shall be delivered in hand or sent by overnight express service, registered or certified mail, addressed to Mortgagee at its address stated in the first paragraph hereof. Any notices to be sent by Mortgagee to Tenant shall be delivered in hand or sent by overnight express service, registered or certified mail, addressed to _______________________, _________________________,
Attention:  _______________________.

          7. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

          8. By execution hereof, Landlord consents to the execution hereof by Tenant and agrees that such execution is not and shall not be or cause a default under the Lease.

          9. This Agreement shall run with the land and shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. A Foreclosure Purchaser shall be a successor and permitted assignee of Mortgagee's rights and obligations under this Agreement. If a Foreclosure Purchaser acquires the Premises or if Mortgagee assigns and transfers its interest in the Note and Mortgage or the Property of which the Premises are a part, all obligations and liabilities of Mortgagee under this Agreement shall terminate and be the responsibility of the Foreclosure Purchaser or other party to whom Mortgagee's interest is assigned or transferred. The interest of Tenant under this Agreement may not be assigned or transferred except in connection with an assignment of its interest in the Lease which has been consented to by Mortgagee.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a sealed instrument as of the date and year first above written.



                                    METROPOLITAN LIFE INSURANCE
                                    COMPANY

                                    By:
                                       -------------------------------
                                    [TENANT]

                                    By:
                                        ------------------------------
                                    Name:
                                    Title:
                                    COPLEY PLACE ASSOCIATES, LLC
                                    A Delaware Limited Liability Company

                                    By Overseas Partners Capital Corp.,
                                    Its Managing Member

                                    By:
                                        ------------------------------

COMMONWEALTH OF MASSACHUSETTS

__________________________ss.                    ______ ______________, 1996


Then personally appeared the above-named _________________, who being duly sworn, acknowledged said instrument to be his/her free act and deed and the free act and deed of Metropolitan Life Insurance Company before me,


                                         -----------------------
                                         Notary Public
                                         My commission expires:


COMMONWEALTH OF MASSACHUSETTS

__________________________ss.                    ______ ______________, 1996


Then personally appeared the above-named ________________________, of _______________, who being duly sworn, acknowledged said instrument to be his/her free act and deed and the free act and deed of Copley Place Associates, LLC before me,



                                         -----------------------
                                         Notary Public
                                         My commission expires:


COMMONWEALTH OF MASSACHUSETTS

__________________________ss.                    ______ ______________, 1996


Then personally appeared the above-named ________________________, of
_______________,  (                                              ) who being
duly sworn, acknowledged said instrument to be his/her free act and deed and the free act and deed before me,


-------------
Notary Public
My commission